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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

9701 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 12, 2020
1:30 p.m. Pacific Time

Place:

Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Astor Salon 3 Meeting Room, Beverly Hills, California 90210*

Items of Business:

  •
  Election of Directors.  To elect thirteen (13) members to the Board of Directors (the "Board") of PacWest Bancorp (the "Company") to serve until the 2021 Annual Meeting of Stockholders;

  •
  Advisory Vote on Executive Compensation.  To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers; and

  •
  Ratification of the Appointment of Independent Auditors.  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2020.

Other Business:

  •
  Other Business.  To consider and act upon such other business and matters or proposals as may properly come before the 2020 Annual Meeting of Stockholders (the "Annual Meeting") or any adjournments or postponements thereof.

As of the date of this notice, the Board knows of no other matters that may be brought before stockholders at the Annual Meeting.

Who May Vote:

You may vote if you were a stockholder of record on the close of business on March 16, 2020.

YOUR VOTE IS IMPORTANT.

We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote at your earliest convenience by telephone, internet, or, if you received printed proxy materials, by completing, signing and returning by mail a proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (1) TELEPHONE, (2) INTERNET, (3) COMPLETING, SIGNING AND RETURNING BY MAIL A PAPER PROXY CARD IF YOU RECEIVED PRINTED PROXY MATERIALS, OR (4) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

Please note that all votes cast via telephone or the internet must be cast prior to 11:59 p.m., Eastern Time, on May 11, 2020.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that admission will be on a first come, first served basis. You may obtain directions to the Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Astor Salon 3 Meeting Room, Beverly Hills, California 90210 by calling the Waldorf Astoria Beverly Hills directly at (800) 774-1500. Each stockholder who attends may be asked to present valid photo identification such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the March 16, 2020 record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary

*
As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.pacwestbancorp.com. In such event, in order to participate, please be prepared to provide the control number from your proxy card.

Beverly Hills, California
March 27, 2020

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of PacWest Bancorp is referred to in this Proxy Statement as the "Board of Directors", the "Board" or "Board". PacWest Bancorp is referred to in this Proxy Statement as "PacWest", the "Company", "we" or "our". Pacific Western Bank is referred to in this Proxy Statement as the "Bank".

This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2019 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the "Annual Report").

VOTING AND MEETING INFORMATION

Please carefully review the proxy materials for the 2020 Annual Meeting of Stockholders (the "Annual Meeting") that will be held on May 12, 2020 at 1:30 p.m., Pacific Time, at the Waldorf Astoria Beverly Hills and follow the instructions below to cast your vote on all of the voting matters.*

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 16, 2020 (the "Record Date"). On the Record Date, there were 116,479,832 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Advance Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods (see page 5 for additional details).

You can vote in advance in one of three ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET;
Call the telephone number on your proxy card to vote BY TELEPHONE; or
If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Attending and Voting at the Annual Meeting

All stockholders of record as of the Record Date may vote in person at the Annual Meeting. Beneficial owners of shares held in "street name" may vote in person at the Annual Meeting in accordance with the instructions described in question 2 on page 5.

*
As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at www.pacwestbancorp.com. In such event, in order to participate, please be prepared to provide the control number from your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Unless you previously elected to receive paper copies of our proxy materials, we are sending our stockholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the "Notice") that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or before April 2, 2020.

This Proxy Statement and our Annual Report are available at our website at www.pacwestbancorp.com/Docs.

Ballot Items

Stockholders are being asked to vote on the following proposals at the Annual Meeting:

Board Recommendation

PROPOSAL 1. Election of Directors (page 19)
To elect thirteen (13) directors.	FOR
PROPOSAL 2. Advisory Vote on Executive Compensation (page 57)
To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers.	FOR
PROPOSAL 3. Ratification of the Appointment of Independent Auditors (page 62)
To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2020.	FOR

Director Nominees(page 22)

The following table provides summary information about each director nominee:

Name	Age(1)	Independent	Director Since	Committee Memberships(2)

Tanya M. Acker	49	Yes	2016	R
Paul R. Burke	57	Yes	2015	A, ALM (Chair), CNG, E
Craig A. Carlson	69	Yes	2010	A, E, R (Chair)
John M. Eggemeyer, III	74	Yes	2000	E (Chair)
C. William Hosler	56	Yes	2014	A, CNG, E
Susan E. Lester	63	Yes	2003	A (Chair), ALM, E, R
Arnold W. Messer	74	Yes	2019	ALM
Roger H. Molvar	64	Yes	2014	A, CNG, R
James J. Pieczynski	57	No	2014	ALM, R
Daniel B. Platt	73	Yes	2003	ALM, R
Robert A. Stine	73	Yes	2000	CNG (Chair), E
Matthew P. Wagner	63	No	2000	ALM, E, R
Mark T. Yung	46	No	2017	R

(1)
As of the Record Date

(2)
A = Audit Committee; ALM = Asset/Liability Management Committee; CNG = Compensation, Nominating and Governance Committee; E = Executive Committee; R = Risk Committee

 Director Tenure

Compensation Matters—Executive Summary(page 31)

The Compensation Discussion and Analysis ("CD&A") provides information about our executive compensation philosophy and objectives and the process governing our named executive officers' ("NEOs") 2019 total compensation. The Company's compensation disclosures in this Proxy Statement include the following NEOs: the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three highest paid other executive officers.

We assess executive officer performance by analyzing specific, achieved Company financial goals. The Company's executive compensation program balances short and long-term Company performance with stockholder value creation. In addition, the compensation program provides incentives needed to attract, reward, motivate and retain key executives who are critical to executing the Company's strategy for long-term success.

We align executive compensation to the success of the Company and the interests of our stockholders by making annual cash incentive payments to executive officers based on Company achievement of pre-established measures that are directly tied to Company performance as detailed in our CD&A. Executive officers are only entitled to target or above-target annual cash incentive payments if the Company delivers target or above-target achievement with respect to rigorous performance requirements.

In addition, the Company's long-term incentive compensation plan ties a meaningful portion of executive officer compensation to Company performance. Specifically, 50% of an executive officer's long-term incentive compensation is granted in the form of performance-based restricted stock units ("PRSUs") that vest only upon the attainment of key Company financial performance metrics measured over a three-year period. The other 50% of an executive officer's long-term incentive compensation is time-based restricted stock awards ("TRSAs") that vest ratably over three or four years. The Company believes this long-term incentive compensation grant structure appropriately aligns Company performance with stockholder interests.

Details of our executive compensation philosophy, objectives, process and decisions can be found under the CD&A section of this Proxy Statement.

Corporate Governance(page 9)

The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at www.pacwestbancorp.com includes important information about our policies and Board committee charters, including the Company's Corporate Governance Guidelines (the "Guidelines"), our Code of Business Conduct and Ethics and certain Company U.S. Securities and Exchange Commission ("SEC") filings and press releases. Examples of our corporate governance practices are set forth in the "Corporate Governance" section of this Proxy Statement, and certain governance practices are highlighted below:

Stockholder Rights	• Annual "say-on-pay" stockholder vote
• Annual election of all directors
• Majority vote standard in uncontested director elections
• No stockholder rights plan ("poison pill")
• Active stockholder engagement

Strong Governance	• Anti-hedging and anti-pledging policy
• Annual Board and Committee self-assessments and evaluations
• Annual review of director skill sets and experience
• Director refreshment, succession planning and diversity
• Stock ownership guidelines for all executive officers and directors

Executive Compensation Program	• Pay for performance
• Strong link between pay philosophy and strategic objectives
• Maximum payout caps for incentive compensation
• Independent compensation consultant
• No employment agreements
• Double-trigger equity award provisions in the event of a change in control
• Clawback policy

Stockholder Engagement

In 2019 and earlier this year, we solicited stockholder input on a number of Company matters, including corporate strategy, social responsibility, and operational, financial, corporate governance and executive compensation matters to ensure that our actions are informed by the viewpoints of our stockholders.

As a result of these conversations, we made certain governance enhancements to address feedback we received, including the following:

  •
  Annual review of director skill sets and experience;

  •
  Focus on Board composition, refreshment, succession planning and diversity;

  •
  Cybersecurity and Social Responsibility Proxy Statement disclosures;

  •
  Continued stockholder outreach; and

  •
  Enhanced proxy disclosure to more clearly articulate compensation and corporate governance practices.

At our 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"), the majority of our investors – approximately 79% of the total votes cast on the advisory vote on executive compensation ("say on pay") – continued to support the design of our executive compensation program. Subsequent to the meeting, we reached out to stockholders representing approximately 50% of our outstanding shares to discuss matters specific to our executive compensation program, including how pay aligns with our performance. We were able to engage in substantive discussions with stockholders representing approximately 34% of our outstanding shares on these topics. These discussions were in addition to our regular stockholder engagement activities that occur throughout the year.

Stockholders are urged to read the CD&A section and other information in this Proxy Statement to better understand how the Company's executive compensation program engages and aligns with the Company's short- and long-term performance and creates long-term stockholder value.

Information About the Annual Meeting and Voting(page 5)

Please see the Information About the Annual Meeting and Voting section beginning on page 5 for important information about the Annual Meeting. The deadlines to submit stockholder proposals for the 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting") can be found in the "Other Business" section on page 71.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at our Annual Meeting and at any postponements or adjournments thereof.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.  Who is entitled to vote? How many votes am I entitled to?

Only stockholders of record as of the Record Date may vote at the Annual Meeting. According to our transfer agent, EQ Shareowner Services, as of the Record Date, there were 116,479,832 shares of common stock outstanding held by approximately 1,718 stockholders, excluding 1,436,957 shares of unvested, time-based restricted stock.

Each stockholder is entitled to one vote for each share recorded in his or her name on the books of the Company as of the close of business on the Record Date on any matter submitted to the stockholders for a vote. Stockholders may vote their shares cumulatively for the election of director nominees if certain conditions are met at the Annual Meeting. Cumulative voting may only be exercised at the Annual Meeting if: (i) the name of the candidate or candidates is placed in nomination prior to voting and (ii) at least one stockholder has given advance notice of his or her intention to cumulate his or her votes.

Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more director nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,300 votes which you could then distribute among one or more director nominees since there are thirteen (13) directors to be elected. As of the date of this Proxy Statement, we have not received written notice from any stockholder that he or she intends to vote his or her shares cumulatively.

2.  What different methods can I use to vote?

By Telephone or the Internet—Stockholders can vote their shares via telephone or the internet as instructed in the Notice. The telephone and internet procedures are designed to authenticate a stockholder's identity, to allow stockholders to vote their shares and to confirm a stockholder's instructions have been properly recorded. The telephone and internet voting facilities will close at 11:59 p.m., Eastern Time, on May 11, 2020.

By Mail—Stockholders that receive a paper proxy card may vote by completing, signing and dating the proxy card and mailing it in the pre-addressed envelope that accompanies the delivery of the proxy card. Proxy cards submitted by mail must be received by us prior to the Annual Meeting. If your shares are held in "street name", you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.

In Person—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Each stockholder who attends the Annual Meeting may be asked to present valid picture identification such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the Record Date.

3.  How many shares must be represented at the Annual Meeting to constitute a "quorum"?

A majority of the Company's outstanding shares of common stock as of the Record Date must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum, and there must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present even if you abstain from voting. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker, or other nominee does not have discretionary power to vote) will also be counted as being present for purposes of determining a quorum.

4.  What is the vote necessary to approve each of the proposals being considered at the Annual Meeting?

The election of director nominees proposal requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). As of the date of this Proxy Statement, none of the director nominees is being contested, but in a contested election (where the number of director nominees exceeds the number of director nominees to be elected) the standard for election of director nominees is a plurality of the votes cast such that the 13 director nominees receiving the greatest numbers of votes "for" would be elected as directors without regard to the number of shares voted against such director nominees. The director nominee proposal and the other proposals being considered at the Annual Meeting are set forth below.

Proposals	Votes Required	Effect of Abstentions

1. Election of Directors	Majority of votes cast	No effect
2. Advisory Vote on Executive Compensation	Majority of shares present and entitled to vote	Vote Against
3. Ratification of the Appointment of Independent Auditors	Majority of shares present and entitled to vote	Vote Against

Broker non-votes will not have an impact on the vote on any proposal.

5.  If I hold shares of PacWest common stock pursuant to the PacWest 401(k) Plan, will I be able to vote?

Yes. You will receive a proxy card for the shares held in your 401(k) plan account that you should return as instructed on the proxy card.

6.  Why did I receive a Notice Regarding the Availability of Proxy Materials for the Annual Meeting instead of paper copies of the proxy materials?

We sent our stockholders by mail or email a Notice containing instructions on how to access our proxy materials over the internet and vote online. This Notice is not a proxy card and cannot be used to vote your shares. If you received a Notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice.

We provided some of our stockholders with paper copies of the proxy materials instead of the Notice. If you received paper copies of the Notice or proxy materials, we encourage you to help us save money and the environment by signing up to receive all future proxy materials electronically as described below under "How can I receive my proxy materials electronically in the future?".

7.  What is the difference between a stockholder of record and a beneficial owner of shares held in "street name"?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, then you are considered a stockholder of record with respect to those shares and the Notice is sent directly by the Company to you. If you requested printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in "street name" and the Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account.

8.  Why did I receive more than one Notice or multiple proxy cards?

You may receive more than one Notice or multiple proxy cards if you hold your shares in different ways (i.e., joint tenancy, in trust, or in custodial accounts). You should vote each proxy that you receive.

9.  How can I receive my proxy materials electronically in the future?

To receive proxy materials electronically by email, follow the instructions described below or in the Notice.

If you received proxy materials by mail and you would like to sign up to receive future materials electronically, please have your proxy card available and register by going to: (i) www.proxyvote.com and follow the instructions for requesting meeting materials, (ii) call 1-800-579-1639, or (iii) contact your brokerage firm, bank, or other similar organization that holds your shares.

If you previously agreed to electronic delivery of our proxy materials and desire to receive paper copies of these materials for the Annual Meeting or for future meetings, please follow the instructions on the website referred to in the Notice.

10.  What do I have to do to vote?

If your shares are registered in your own name with our transfer agent, you may vote by internet or by telephone as indicated on the proxy card. If you received a paper proxy card, you may also vote by mail by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

If you mark the proxy card to show how you wish to vote, then your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted as follows:

  •
  "FOR" the election of each of the director nominees under "PROPOSAL 1—ELECTION OF DIRECTORS";

  •
  "FOR" the approval, on an advisory basis (non-binding), of the compensation of the Company's named executive officers under "PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION"; and

  •
  "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2020 under "PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS".

11.  May I revoke or change my vote?

You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Corporate Secretary in writing at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California, 90212 that you wish to revoke your proxy;

  •
  Submitting a later-dated proxy card prior to proxy cards being counted at the Annual Meeting;

  •
  Attending the Annual Meeting and voting in person;

  •
  Calling the toll-free number on the Notice or proxy card not later than 11:59 p.m., Eastern Time, on May 11, 2020 and following the directions provided; or

  •
  Going to the website listed on the Notice or proxy card, following the instructions provided and submitting your change no later than 11:59 p.m., Eastern Time, on May 11, 2020.

Attending the Annual Meeting will not automatically revoke your proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

If you hold your shares in "street name", you should receive a proxy card from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy card, you should contact the bank or brokerage firm in whose name your shares are registered and obtain a proxy card from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of: (i) how to vote, (ii) how to change or revoke your vote and (iii) the effect of not indicating a vote.

12.  How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the proposals listed in this Proxy Statement. If any other business is properly presented at the Annual Meeting, a submitted proxy gives authority to the persons named on your proxy card as your designated proxy, and each has the ability to vote on such matters in his or her discretion.

13.  Who pays the cost of soliciting proxies on behalf of the Company?

The Company pays the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. These directors, officers and employees receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials in accordance with applicable laws.

14.  How do I get more information about the Company?

The Notice provides internet instructions on how to access and review the proxy materials, including our Annual Report, that contains our consolidated financial statements. Our Annual Report includes a list of exhibits filed with the SEC, but it does not include the exhibits.

If you wish to receive copies of the exhibits, please write to the following address:

Investor Relations
PacWest Bancorp
9701 Wilshire Blvd, Suite 700
Beverly Hills, California 90212

You may also send your request by email to investor-relations@pacwest.com.

The Company's Annual Report is included with the proxy materials.

15.  What is "householding" and how does it affect me?

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice unless we are notified that one or more of these stockholders wishes to receive individual copies. This "householding" procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding and you and other stockholders of record with whom you share an address receive multiple copies of the Notice and any accompanying documents, or if you hold Company stock in more than one account and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, EQ Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of the Notice and any accompanying documents, or, if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact EQ Shareowner Services.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

CORPORATE GOVERNANCE
In this section, you will find:
• Governance Framework • Board Committees • Director Compensation • Director Nominees

CORPORATE GOVERNANCE

Governance Framework

The Company has a robust governance framework, and we have adopted the following corporate governance best practices:

  •
  Annual election of directors

  •
  Board recruitment and refreshment

  •
  Majority vote standard for the election of directors in uncontested elections

  •
  Independent lead director

  •
  Majority independent directors

  •
  Independent key committees

  •
  Annual Board and committee self-assessments

  •
  Annual Board review of senior management succession plans

  •
  Anti-hedging policy

  •
  Active stockholder engagement program

  •
  Stock ownership guidelines for directors and executive officers

  •
  Clawback provisions for executive incentive compensation

  •
  Double-trigger change of control provisions

  •
  No change of control tax gross-up payments

Board Leadership Structure

Each year, the Board evaluates the Company's board leadership structure to ensure that it remains an appropriate structure for our Company and stockholders. Our current structure provides for separate roles of the Chairman of the Board ("Chairman") and CEO, a lead independent director ("Lead Independent Director") and independent directors. We believe this structure provides for open communication between the Board and management and provides the oversight and safeguards necessary to operate our business successfully.

Board Leadership Structure
• Chairman of the Board: John M. Eggemeyer, III
• CEO: Matthew P. Wagner
• Lead Independent Director: C. William Hosler
• All Committees chaired by independent directors

In Mr. Eggemeyer's role as Chairman, he has responsibility for, among other things:

  •
  Chairing meetings of the Board and the annual meeting of stockholders;

  •
  Reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board and ensuring such information is appropriately disseminated;

  •
  Acting as liaison between non-management members of the Board and management;

  •
  Meeting periodically with the CEO for informal discussion concerning material issues involving the Company; and

  •
  Providing input to the CNG Committee concerning the performance of the CEO.

In Mr. Hosler's role as Lead Independent Director, he has considerable authority and responsibility, including the following:

  •
  Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Serving as a liaison between the Chairman and the independent directors;

  •
  Serving as a member of the Executive Committee (see "—Board Committees—Executive Committee" below);

  •
  Reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board;

  •
  Ensuring that matters of concern or of interest to the independent directors are appropriately scheduled for discussion at Board meetings;

  •
  Calling meetings of the independent directors;

  •
  Being available for consultation and direct communication with stockholders, as appropriate; and

  •
  Performing such other duties as the Chairman or the Board may from time to time delegate or request.

Board Attendance

The CNG Committee regularly considers the composition of our Board to ensure there is a proper combination of skills and viewpoints.

During 2019, the Board met five times. The independent directors met three times in executive session during 2019, and Mr. Hosler, the Lead Independent Director, presided over these sessions. In 2019, each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Directors are encouraged, but not required, to attend the Annual Meeting. Two directors attended the 2019 Annual Meeting. The Company assists in making arrangements for directors that attend the Annual Meeting and reimburses directors for reasonable expenses in connection with attendance.

Independent Director Information

In 2019, independent directors comprised a majority of the Board in accordance with the Company's Guidelines. At least annually, the Board, with the assistance of the CNG Committee, evaluates director independence based on the Nasdaq listing standards and applicable SEC rules and regulations. In February 2020, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director nominee, with the exceptions of Messrs. Pieczynski, Wagner and Yung, met the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial, or other transactions involving each director or immediate family member and their related interests, on the one hand, and the Company, on the other hand, if any.

In identifying and recommending director nominees, the CNG Committee places emphasis on the "Selection of Directors" criteria in our Guidelines, namely: (i) personal qualities and characteristics, accomplishments and professional reputation; (ii) current knowledge and contacts in the communities in which the Company does business and in the banking industry or other industries relevant to the Company's business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) the fit of the skills and personality of director nominees with those of other directors in creating a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity of viewpoints, backgrounds, experience and geographical location; and (vi) ability and skill set as well as other relevant experience.

The CNG Committee does not set specific, minimum qualifications that a director nominee must meet in order for the CNG Committee to recommend the director nominee to the Board. The CNG Committee believes that each director nominee should be evaluated based on his or her individual merits taking into account the needs of the Company and the composition of the Board. The CNG Committee evaluates the composition of the

Board, including whether the diversity of the Board members is appropriate to advise the Company on its risks and opportunities, through its annual Board self-evaluation process.

The CNG Committee members may seek input from other Board members in identifying possible director nominee candidates and may, at its discretion, engage one or more search firms to assist in the recruitment of director nominee candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as director nominees not proposed by stockholders. Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at the 2021 Annual Meeting should follow the process detailed in the section entitled "—Other Business—Director Nominations" on page 71.

Board Committees

  Asset/Liability Management ("ALM") Committee

The ALM Committee monitors the asset and liability strategies of the Company to ensure compliance with all applicable regulatory and reporting requirements and Company policies. The objective of the Company's ALM policy is: (i) to manage balance sheet and off-balance sheet assets and liabilities in an effort to maximize the spread between interest earned on our interest-earning assets and interest paid on our interest-bearing liabilities, (ii) to maintain acceptable levels of interest rate risk and (iii) to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth. The Company's ALM activities are typically discussed monthly by the executive management members responsible for managing ALM activities. The responsibilities of the ALM Committee include, among other things:

  •
  Approving, on an annual basis, any asset liability management policies the ALM Committee deems appropriate or are required to be approved by applicable law or regulation;

  •
  Reviewing the results of the interest rate risk and liquidity monitoring and reporting system, including performance relative to established policy limits, risk categories and operating targets (as set forth in the Company's Risk Appetite Statement ("RAS"));

  •
  Reviewing the results of the liquidity stress tests;

  •
  Monitoring performance of the Company's investment portfolio and strategies including portfolio activity, unrealized gains and losses, portfolio yield, duration and total return, and credit quality (including Municipal portfolio surveillance);

  •
  Reviewing the status of the Company's derivatives and hedge positions; and

  •
  Reviewing and approving changes to Treasury policies and recommending approval by the Board.

A copy of our ALM Committee charter, last approved by the Board in February 2020, may be obtained on the Company's website at www.pacwestbancorp.com under the section titled "Corporate Governance".

During 2019, the ALM Committee met four times.

  Audit Committee

The Audit Committee assists the Board in its oversight responsibilities for: (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the performance of the independent auditors and the Company's internal audit function and (v) in conjunction with the Company's Risk Committee, the Company's risk management functions.

The responsibilities of the Audit Committee include, among other things:

  •
  With respect to the independent auditors: (i) to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding accounting and financial reporting matters), (ii) to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attestation services and (iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

  •
  With respect to the internal audit function: (i) in conjunction with the Company's Chief Audit Executive ("CAE"), to select, engage, oversee and retain the Company's internal auditors and to review and evaluate qualifications, performance and independence of the lead engagement partner and other members of the internal audit function (whether out-sourced or performed in-house) and (ii) to review reports from the internal auditors regarding internal controls and procedures, the Company's financial controls, accounting system, operational controls and procedures, regulatory and legal compliance and changes to the Company's policy and procedures manuals;

  •
  With respect to accounting principles and policies, financial reporting and internal control over financial reporting: (i) to review from management, the internal auditors and the independent auditors a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting and (ii) consider any reports or communications (and management's and/or the internal audit departments responses thereto) submitted to the Audit Committee by the independent auditors required or referred to in applicable standards, including, as applicable, reports and communications related to the overall audit strategy, including the timing of the audit, significant risks the independent auditors identified, and significant changes to the planned audit strategy or identified risks;

  •
  With respect to meeting with management; (i) the independent auditors, and, if appropriate, the CAE to discuss the scope of the annual audit and (ii) to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the CAE, or the independent auditors, relating to the Company's financial statements; and

  •
  With respect to reporting and recommendations, review with management disclosures contained in press releases and financial statement filings with the SEC.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out an audit of the Company's annual financial statements, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually reporting on the effectiveness of the Company's internal control over financial reporting and other procedures. Our independent auditors, KPMG LLP, have extensive, long-term knowledge of the Company and the banking industry.

The Board determined that the following nominees to the Audit Committee are financially literate and that each of Ms. Lester and Messrs. Burke, Carlson, Hosler and Molvar is qualified as an audit committee financial expert with accounting or related financial management expertise, in each case in accordance with the SEC rules and the Nasdaq listing standards. The biographies of each director nominee, including the background and experience of Ms. Lester and Messrs. Burke, Carlson, Hosler and Molvar, are under the section titled "Proposal 1: Election of Directors" beginning on page 19. Information regarding the functions performed by the Audit Committee can be found in the "Audit Committee Report" included in this Proxy Statement and in the Audit Committee charter.

A copy of our Audit Committee charter, last approved by the Board in February 2020, may be obtained on the Company's website at www.pacwestbancorp.com under the section titled "Corporate Governance".

During 2019, the Audit Committee met 11 times.

  Compensation, Nominating and Governance Committee

The CNG Committee reviews, approves and makes recommendations to the Board on matters concerning the compensation and benefits, including equity compensation, of the Company's executive officers, directors and employees. The CNG Committee is responsible for the creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking by our employees. The CNG Committee also ensures that our compensation programs are competitive and aligned with our stockholders' long-term interests. The responsibilities of the CNG Committee include, among other things:

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives and recommending to the Board for determination, the CEO's compensation level;

  •
  Determining the compensation of all other executive officers of the Company;

  •
  Approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

  •
  Making recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans, the Company's 401(k) plan(s), or other employee benefit plans, overseeing the activities of the individuals and committees responsible for administering these plans and discharging any responsibilities imposed on the Committee by any of these plans;

  •
  Approving the annual performance measures, performance targets, performance weights, achievement levels and award opportunities under the Company's Executive Incentive Plan ("EIC Plan");

  •
  Reviewing, at least annually, all components of CEO and executive officer compensation, including perquisites; and

  •
  With respect to equity based compensation, approving grants of equity based awards to eligible employees.

The CNG Committee assists the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, which helps to frame our organization-wide risk management policies, including oversight of the Company's Stock Ownership and Clawback Policy (the "Stock Ownership Policy").

For further information with respect to the Company's processes and procedures in the consideration and determination of director compensation, please see the section titled "Director Compensation" on page 20. For further information with respect to the Company's processes and procedures in the consideration and determination of executive compensation, please see the CD&A section beginning on page 32.

A copy of our CNG Committee charter, last approved by the Board in February 2020, may be obtained on the Company's website at www.pacwestbancorp.com under the section titled "Corporate Governance".

During 2019, the CNG Committee met eight times.

  Risk Committee

The Board delegates authority to the Risk Committee to oversee specific, risk-related issues while facilitating Board comprehension of the Company's overall risk tolerance and enterprise-wide risk management activities and their effectiveness. The Risk Committee approves and periodically reviews the Company's risk management policies and oversees the implementation of the Company's enterprise-wide risk management framework, including the strategies, policies, procedures, assessments and systems established and maintained by management to identify, assess, measure and manage the Company's material risks.

The Risk Committee also serves as a resource to management and its committees including, but not limited to, the Enterprise Risk Management Steering Committee, the Credit Committees, the Model Governance Committee and the Capital Committee in overseeing risk across the Company. The responsibilities of the Risk Committee include, among other things:

  •
  Overseeing management's implementation of a risk management framework that is commensurate with the Company's structure, risk profile, complexity, activities and size, including the development and implementation of effective policies, processes and procedures designed to ensure that risks are properly controlled, quantified and within the Company's risk appetite and associated risk tolerance ranges;

  •
  At least annually, reviewing and recommending to the Board for approval the Company's RAS;

  •
  On a quarterly basis, reviewing and approving the Company's Risk Dashboard, including the limits and tolerance ranges within it; and

  •
  Receiving reports from management, including the Chief Risk Officer ("CRO") (at least quarterly), the Chief Credit Officer ("CCO") and the CFO and, if appropriate, other Board committees, regarding matters relating to risk management and/or the Company's risk and compliance organization, including relevant emerging risks and other selected risk topics and/or risk issues.

The Company's CRO, CCO and CFO report on a quarterly basis to the Risk Committee, or more frequently as needed, regarding areas within their supervision that pertain to the Company's risk profile. The Risk Committee also receives reports from the Company's external credit review consultants.

A copy of our Risk Committee charter, last approved by the Board in February 2020, may be obtained on the Company's website at www.pacwestbancorp.com under the section titled "Corporate Governance".

During 2019, the Risk Committee met five times.

  Executive Committee

The primary purpose of the Executive Committee is to meet when it is impractical for the full Board to meet and act on behalf of the Board, subject to such limitations as the Board, the Executive Committee charter and applicable law may impose. In addition, the Executive Committee is a forum to review other significant matters, including strategic opportunities, not addressed by the other Board committees and to make appropriate recommendations to the Board.

A copy of our Executive Committee charter, last approved by the Board in February 2020, may be obtained on the Company's website at www.pacwestbancorp.com under the section titled "Corporate Governance".

During 2019, the Executive Committee did not meet.

Cybersecurity Matters

Protecting the Company's systems to ensure the safety of our customers' information is critical to our business. We use multiple layers of protection to control access, detect unusual activity and reduce risk, including conducting a variety of audits and vulnerability and penetration tests on our platforms, systems and applications, and maintain comprehensive incident response plans to minimize potential risk to operations, and reduce the risk that cyber-attacks would be successful. To protect the Company's business operations against disasters, we have a backup off-site core processing system and comprehensive recovery plans.

Below are details of the Company's information security program:

  •
  Active Board engagement in the oversight of the Company's information security risk management and cybersecurity programs;

  •
  Quarterly Risk Committee updates from the Company's Chief Operating Officer ("COO") with respect to Company information security risk and cybersecurity efforts including, among other things, systems performance and risk profile, system integration plans, business continuity planning, significant technology projects, and third-party outsourcing arrangements (including our vendors);

  •
  Quarterly Information Security Officer Report updates to the Risk Committee that includes an assessment of the Company's current security updates, cyber statistics and information-technology related emerging risks and trends with respect to current cyber/information security practices;

  •
  Regular penetration tests against the Company's network;

  •
  Participation in the Financial Services Information Sharing and Analysis Center (FS-ISAC) that assists in the sharing of cyber and physical threat, vulnerability and incident information;

  •
  Internal incident response team responsible for responding to cyber incidents;

  •
  Routine strengthening of our security processes and controls; and

  •
  Testing of our Business Continuity/Disaster Recovery program on a regular basis, including independent third-party review and assessments.

Board's Role in Risk Oversight

We believe that effective risk management is of primary importance to the success of our Company because our business exposes us to credit, interest rate and price, liquidity, operations, information technology, compliance, strategic, reputation, human resources and capital risks. As a result, we have a comprehensive enterprise-wide risk management process that monitors, measures, evaluates and manages these core risks.

Under the Company's governance structure and applicable law, the Board is ultimately responsible for overseeing the Company's risk management processes and effectively challenging management's strategic initiatives. The Company has adopted the three lines of defense risk management model, and the Board has delegated certain oversight responsibilities to its committees. The Board's risk management oversight is managed through the responsibilities of the following Board standing committees: (i) the Risk Committee, (ii) the ALM Committee, (iii) the Audit Committee and (iv) the CNG Committee. Each of these committees is responsible for monitoring risks within their areas of responsibility as well as Company risks. Each committee reports to the Board and has the responsibility for ensuring that overall risk awareness and risk management is appropriate. Our RAS establishes the Company's risk appetite and tolerance for each of our core risk pillars as well as details the policies and procedures for assessing, measuring and controlling these risks. Management has identified several key risk and performance indicators that are tracked quarterly and reported to the Board through a quarterly risk dashboard. Annual risk assessments are performed in all core areas of operations to assess the quantity of inherent risk, the adequacy of controls and resultant residual risk.

The Board engages in regular risk-management discussions with the CEO; CFO; CCO; CRO; CAE; COO; Executive Vice President, Human Resources; Executive Vice President, General Counsel; and other Company officers as the Board may deem appropriate.

As a general matter, except for cases in which a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this open and collaborative structure provides for a more informed Board and helps the Board understand and monitor internal and external risks. The CRO meets with the Risk Committee in an Executive Session at each quarterly meeting.

Company management is responsible for day-to-day risk management. The CRO provides the Board, directly, or through the Risk Committee, with regular reports on the operation and effectiveness of the enterprise risk management program, the top and emerging risks to our business and the controls and other mitigating factors utilized to manage those risks. Our Internal Audit, Risk Management, Information Technology, Human Resources, Legal, Credit Administration, Accounting, Finance and Treasury departments, among others, monitor compliance with Company-wide policies and procedures and the day-to-day risk management of the Company. We believe that this approach to risk management adequately addresses the Company risks.

Certain Relationships and Related-Party Transactions

  Related-Party Transactions Policy

The RPT Policy prohibits Related-Party Transactions ("RPT") unless they are approved or ratified by the Audit Committee. The Board-approved RPT Policy governs the approval of a RPT. A RPT includes any transaction involving:

  •
  A director or director nominee, executive officer, or any of his or her respective immediate family members (each, a "Parent Related Person");

  •
  Any entity for which any Parent Related Person is an executive officer or general partner ("Parent Related Entity");

  •
  Any person/entity or affiliated group that beneficially owns 5% or more of the outstanding shares of Company common stock or any of their immediate family members (a "5% Owner"); and

  •
  Any other entity: (i) in which one or more Parent Related Persons, Parent Related Entities or 5% Owners individually or in the aggregate (aggregating the interests of all such persons), direct or indirectly, possesses a 10% or greater equity or voting interest or (ii) that is otherwise controlled by any one or more Parent Related Persons, Parent Related Entities, or 5% Owners, individually or in the aggregate.

These transactions need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers.

Our General Counsel, in consultation with management and outside counsel, analyzes all potential RPTs to determine whether a transaction constitutes a RPT. If a transaction is a RPT, the Audit Committee will review the transaction to determine whether to approve the transaction. In making its determination, the Audit Committee considers several factors including, but not limited to:

  •
  Whether the terms of the RPT are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

  •
  Whether there are business reasons for the Company to enter into the RPT;

  •
  Whether the RPT would impair the independence of an outside director; and

  •
  Whether the RPT would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer, or other related party, the direct or indirect nature of the director, executive officer, or other related party's interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any member of the Audit Committee that has an interest in a transaction under review must abstain from voting on the RPT, but may, if the Audit Committee chairperson requests, participate in the Audit Committee's discussion of the transaction.

During 2019, the Bank provided a revolving line of credit, with a limit of $5 million, to an entity in which Mr. Yung is the executive chairman and has an ownership interest of approximately 3%. The revolving line of credit was paid off on March 20, 2019. Interest income and fees received in connection with this revolving line of credit were $15,415 during 2019. The principal balance of this revolving line of credit varied in 2019 and was $2,369,090 at the time of payoff.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Burke, Hosler, Molvar and Stine served on the CNG Committee. None of these current directors was formerly, or during 2019, an officer or employee of the Company or any of its subsidiaries.

No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Board or the CNG Committee. No such interlocking relationships existed during 2019.

Social Responsibility

The Company's business is built on our reputation and the trust and confidence our customers and stockholders place with us. It is essential that the Company uphold the highest standards of integrity,

transparency and accountability. Listed below are examples of the Company's efforts to be a strong corporate citizen while enhancing long-term shareholder value.

Community Giving	• The Company has a long standing history of supporting local communities by committing financial and volunteer human resources support throughout the state of California and beyond

•

We received a 2018 Bank Enterprise Award from the U.S. Department of Treasury's Community Development Financial Institutions Fund for $233,000 in recognition of the donations, loans and investments to organizations that provide services to distressed communities in California and North Carolina

Corporate Governance and Business Ethics	• The Company's robust and effective governance framework and practices support ethical conduct, sound decision-making and compliance with the laws and regulations
• The Company's Code of Business Conduct and Ethics are key to sustaining success and set forth the rules of employee and director conduct

Sustainability	• Environmental stewardship drives our efforts to implement solutions that reduce the Company's environmental impact while ensuring long-term stockholder value
• Our efforts include:
- Increasing the number of existing customers who receive their monthly statements electronically
- Expanding our use of LED lighting in our offices
- Shredding and recycling paper products
• We take precautions that protect personal and business information as well as adhere to policies to prevent fraud and promote cyber security efforts

Diversity and Inclusion	• We recognize that a diversity of background, experience and perspective adds value and depth to our teams and creates better business results
• We have a diverse workforce as demonstrated below:

•

We have a Senior Vice President of Diversity and Inclusion.

•

We have a nine-member diversity council that meets on a regular basis in forming our diversity initiatives and training for all employees

•

We build teams and grow talent that reflect the diversity of the clients and communities we serve

•

We actively support and partner with professional organizations that focus on increasing diversity within these sectors

•

Our supplier diversity initiative helps to provide access to contracting opportunities for certified diverse suppliers

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Board is currently composed of 13 directors, of which 12 directors were elected at the 2019 Annual Meeting. The 13 director nominees have been recommended by the CNG Committee and approved by the Board as nominees for election to serve as directors of the Company until the 2021 Annual Meeting or until their successors are duly elected and qualified. All director nominees are current directors.

Director Skill Competencies

Our Board members represent a mix of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to our Company. The CNG Committee believes the following director qualifications are the most important to oversee the interests of our Company:

Background or Proficiency	Importance

Audit/Financial Reporting	A background or proficiency in audit matters and financial reporting with respect to a publicly-traded financial institution is important to the operations of our business.

Business Operations	A background or proficiency in the management of a business, including its operations and strategic pursuits.

Corporate and Investment Banking	A background or proficiency in connection with banking, borrowing and lending, and investment banking activities is important to our continued success.

Financial Services Experience	A background or proficiency in the financial services industries, notably public company commercial banking is crucial in this economic environment.

Leadership Experience of Highly-Regulated Business	A background or proficiency with respect to our highly-regulated industry, including commercial banking is important to successfully operate an organization.

Legal and Regulatory	A background or proficiency in connection with highly-regulated institutions particularly financial institutions and legal and regulatory matters is necessary.

Mergers and Acquisitions	As we routinely consider our business strategy, board members with a background or proficiency with respect to banking, mergers and acquisitions, capital market transactions and long-term strategic planning are valuable.

Public Company Board Service	The background or proficiency as a board member of a public company board, notably of a highly-regulated financial institution brings a viewpoint that is indispensable.

Risk Management	As risk management plays a critical role in our business, board members with a background or proficiency in risk management of a public company, including acting in response to organization risks is vital.

Strategic Planning	We are continuously reviewing our business operations and identification of board members that have a background or proficiency with respect to the strategic direction of a public company, including future growth opportunities.

Technology/Cybersecurity/Digital Media	As a result of ever-increasing cyber attacks, board members that have a background or proficiency with respect to complicated technology operations and information security systems and heightened bank risks.

 Director Skills Matrix

Director Name	Audit/ Financial Reporting	Business Operations	Corporate and Investment Banking	Financial Services Experience	Leadership Experience of Highly- Regulated Business	Legal and Regulatory	Mergers and Acquisitions	Public Company Board Service	Risk Management	Strategic Planning	Technology/ Cybersecurity/ Digital Media

Tanya M. Acker						•		•	•	•
Paul R. Burke	•	•	•	•	•	•	•	•	•	•
Craig A. Carlson	•	•	•	•		•			•
John. M. Eggemeyer, III	•	•	•	•	•	•	•	•	•	•
C. William Hosler	•	•	•	•	•	•	•	•	•	•
Susan E. Lester	•	•	•	•	•	•	•	•	•	•
Roger H. Molvar	•	•	•	•	•	•	•	•	•	•
James J. Pieczynski	•	•	•	•	•	•	•	•	•	•
Daniel B. Platt	•	•	•	•	•	•	•	•	•	•
Robert A. Stine	•	•	•	•	•	•	•	•	•	•
Matthew P. Wagner	•	•	•	•	•	•	•	•	•	•
Mark T. Yung		•	•	•	•		•	•	•	•	•

Vote Required

In an uncontested election, a director must be elected by a majority of the votes cast with respect to him or her (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast such that the nominees receiving the greatest number of votes "for" will be elected as directors without regard to the number of shares voted "against" such nominee.

A director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The CNG Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on the CNG Committee's recommendation and publicly disclose its decision and the rationale within 90 days from the date the election results are certified. A director who failed to receive a majority of the votes cast will not participate in the Board's decision.

With respect to the election of directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 13 of the Board's nominees. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Company has no reason to believe that any of the nominees will be unable to serve as directors.

The PacWest Board of Directors recommends a vote "FOR" all of the director nominees listed below.

Director Compensation

The CNG Committee evaluates director compensation and compares the Company's director compensation to that offered by peer companies. The CNG Committee recommends to the Board non-employee director compensation, and the Board determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and Board committees. In 2018, the CNG Committee engaged an independent compensation consultant, Pearl Meyer, to perform a competitive assessment with respect to total non-employee director compensation, including Lead Independent Director compensation and Chairman of the Board compensation, equity grant levels, and non-employee director stock ownership guidelines. Based on Pearl Meyer's recommendations, the CNG Committee did not increase director cash retainers or annual equity grants. 2019 director compensation was as follows:

  •
  Annual Retainers for Board Service:  An annual cash retainer of $172,000 for the Chairman, $126,000 for the Lead Independent Director and $86,000 for each other non-employee director serving on the Board.

  •
  Committee Chair Fees:  Annual retainers for the non-employee chairpersons of each of the Board committees (other than the Executive Committee) of $40,000.

  •
  Equity Grants:  Annual grants of fully-vested shares of Company common stock of $57,000 based on the closing price of Company common stock on the date of the Annual Meeting. The Chairman receives an additional annual grant of fully-vested shares of Company common stock of $57,000.

Stock Ownership Guidelines for Non-Employee Directors

In an effort to ensure that the interests of our non-employee directors are aligned with our stockholders, the Company established non-employee director stock ownership guidelines that require non-employee directors to own shares equal to five times their annual cash retainer. Executive officers, including those serving as directors, are subject to stock ownership guidelines as described in the CD&A.

Non-employee directors are expected to meet this requirement within five years of the later of May 16, 2016 or the date of their election or appointment to the Board. If the compliance date were the Record Date, other than one director who joined the Board in 2016, all of the non-employee director nominees meet the stock ownership guidelines for non-employee directors.

The table below presents all compensation paid to Company non-employee directors who served during 2019:

2019 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
John M. Eggemeyer, III, Chairman	$172,000	$113,982	$6,000	(2)	$291,982
Tanya M. Acker	$86,000	$56,972	—		$142,972
Paul R. Burke	$126,000	$56,972	—		$182,972
Craig A. Carlson	$126,000	$56,972	—		$182,972
C. William Hosler	$126,000	$56,972	—		$182,972
Susan E. Lester	$126,000	$56,972	—		$182,972
Arnold W. Messer(3)	$21,500	—			$21,500
Roger H. Molvar	$86,000	$56,972	—		$142,972
James J. Pieczynski(4)	—	—	—		—
Daniel B. Platt	$86,000	$56,972	—		$142,972
Robert A. Stine	$126,000	$56,972	—		$182,972
Matthew P. Wagner(4)	—	—	—		—
Mark T. Yung(5)	$21,500	—	—		$21,500

(1)
Amounts shown are based on the market value of the underlying stock on the date of grant. For further information, see Note 18. Stock-Based Compensation, to the Company's audited financial statements for the year ended December 31, 2019 included in the Company's Annual Report.

(2)
Represents life insurance premiums paid by the Company.

(3)
Mr. Messer joined the Board October 26, 2019.

(4)
No compensation received for service on the Board because individual is an employee director.

(5)
Mr. Yung became a non-independent director on May 13, 2019 upon his appointment as Executive Vice President, Chief Operating Officer.

Director Nominees

The skills, qualities, attributes and experience of the members of the Board provide the Company with a diverse range of perspectives to effectively address the Company's strategic objectives and represent our stockholders' best interests. The biographies below describe the skills, qualities, attributes and experience of the Board nominees.

Tanya M. Acker Independent Director Age: 49 Director Since: 2016 Committees: Risk	Background: Ms. Acker is a Director of PacWest Bancorp and Pacific Western Bank and is a member of their respective Risk Committees. Ms. Acker is an attorney and arbitrator who has served as one of three judges on a syndicated television court program since 2014. Ms. Acker has served on various committees of the Board of Trustees of the Pacific Battleship Center, a nonprofit organization that operates the Battleship IOWA museum (and now the National Museum of the Surface Navy) since 2015. Ms. Acker has served on the board of Public Counsel since 2008, an organization that provides free legal services and she is a member of the Douglas Dinner, Executive and Nominating Committees. Ms. Acker is also Of Counsel at Progress, LLP where her practice focuses on business counseling and litigation. Ms. Acker has served as a director, member of the Executive Committee and legal counsel for the Western Los Angeles County Council of the Boy Scouts of America since 2013. Ms. Acker has served on the Executive Board of the Western Region of the Boy Scouts of America since 2018, and she serves on the National Executive Board of the Boy Scouts of America where she sits on the Diversity Committee. Ms. Acker has served as a trustee of the Boy Scouts of America Foundation since 2018. Ms. Acker has served as a director of the Western Justice Center, a nonprofit organization that promotes alternative dispute resolution since 2011 and she is a member of the Program Committee and the Executive Committee. Ms. Acker is also the owner, president and chief executive officer of Free Eagle Ventures, Inc., a California loan out company. Ms. Acker operated her own private law practice from 2005 until 2013, after which she joined the firm Goldberg, Lowenstein and Weatherwax. From March 2017 to November 2019, Ms. Acker served as a director of Rainbow Services, a nonprofit organization that provides assistance to victims of domestic violence.

Board Qualifications: Business Operations, Legal and Regulatory, Risk Management, Strategic Planning

Paul R. Burke Independent Director Age: 57 Director Since: 2015 Committees: ALM (Chairperson) Audit CNG Executive	Background: Mr. Burke is a Director of PacWest Bancorp and Pacific Western Bank and is the Chairperson of their respective ALM Committees and a member of each of their respective Audit, CNG and Executive Committees. Mr. Burke is an officer and director of Northaven Management, Inc., a privately owned investment management firm that he co-founded in 1995 that focuses exclusively on equity investments in the financial services industry. Mr. Burke is also managing director and serves on the board of directors for Kilowatt Labs, Inc., a company that designs, manufactures and sells energy storage and power management solutions. Mr. Burke has served as a director of Optisure Risk Holdings, Inc., formerly known as Kinloch Holdings, Inc., a private insurance brokerage firm since 2009 and he has served as its chairman and president since 2015 and he previously served as acting chief executive officer. Mr. Burke served as director of Square 1 Financial, Inc., a publicly traded financial services company that the Company acquired on October 6, 2015, where he served as chairman of the Compensation Committee and as a member of the Audit, Asset Liability and various other Committees from 2010 to 2015. He also served as a director of Square 1 Bank from 2012 until 2015. Mr. Burke served as a director of Eastern Insurance Holdings, Inc., a publicly traded property and casualty insurer, from 2001 to 2014, where he chaired the Audit Committee and served as a member of various other committees.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Craig A. Carlson Independent Director Age: 69 Director Since: 2010 Committees: Audit Executive Risk (Chairperson)	Background: Mr. Carlson is a Director of PacWest Bancorp and Pacific Western Bank and is the Chairperson of their respective Risk Committees and a member of each of their respective Audit and Executive Committees. Mr. Carlson is currently a self-employed, financial institution and regulatory consultant and California real estate broker. He was formerly a bank regulator for 36 years and has over 26 years of experience supervising a bank examination staff of over 125 individuals. Mr. Carlson was senior deputy commissioner and chief examiner of the Banking Program for the California Department of Financial Institutions ("DFI"), currently known as the California Department of Business Oversight, from March 2007 until his retirement in June 2010. In this position, he was responsible for the supervision and regulation of all state chartered commercial and industrial banks as well as other institutions and he served as a key advisor to the Commissioner of the DFI. Previously, he held positions for the DFI as senior deputy commissioner and deputy commissioner for the San Diego/Orange County Region for the DFI. Mr. Carlson was a faculty member of the California Banking School and was a member of the Conference of State Bank Supervisors where he had served as a member of its accreditation review team.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Legal and Regulatory, Risk Management

John M. Eggemeyer, III Chairman of the Board Age: 74 Director Since: 2000 Committees: Executive (Chairperson)	Background: Mr. Eggemeyer is Chairman of the Board of PacWest Bancorp, a position he has held since 2000 when the Company was founded. Mr. Eggemeyer is also a Director of Pacific Western Bank and is the Chairperson of their respective Executive Committees. Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 40 years. Mr. Eggemeyer is founder and managing principal of Castle Creek Capital LLC, a private equity firm founded in 1990 that specializes in the financial services industry. Mr. Eggemeyer is a Board member of The Bancorp, Inc. and currently serves on its Risk Committee. Since August 2019, Mr. Eggemeyer has served as a Director of Northpointe Bancshares, Inc. and Northpointe Bank. Mr. Eggemeyer currently serves as a trustee of Northwestern University where he serves on the Finance and Innovation and Entrepreneurship Committees. Mr. Eggemeyer served as a director of Guaranty Bancorp from 2004 until 2018 and Heritage Commerce Corp. from August 2010 to December 2016.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

C. William Hosler Lead Independent Director Age: 56 Director Since: 2014 Committees: Audit CNG Executive	Background: Mr. Hosler is the Lead Independent Director of the Board of PacWest Bancorp, a Director of Pacific Western Bank and is a member of each of their respective Audit, CNG and Executive Committees. Mr. Hosler is the chief financial officer and member of the board of directors of Catellus Acquisition Company, LLC, a commercial real estate property ownership, management and development company. Mr. Hosler also serves as a director of Fantex, Inc., a Delaware brand building company, where he chairs the Audit Committee and is a member of the Conflicts Committee. Mr. Hosler also serves as a director of the Claremont Country Club where he is the treasurer and chairs the Long Range Planning Committee and chairs the Finance Committee. Mr. Hosler also serves as chair of the City of Piedmont Budget Advisory and Financial Planning Committee. Mr. Hosler served as a director of CapitalSource Inc. from 2007 until 2014. Mr. Hosler previously served on the board of directors, Audit Committee and Corporate Governance and Nominating Committee of Parkway Properties, Inc., a self-administered, real estate investment trust.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Susan E. Lester Independent Director Age: 63 Director Since: 2003 Committees: ALM Audit (Chairperson) Executive Risk	Background: Ms. Lester is a Director of PacWest Bancorp and Pacific Western Bank and is the Chairperson of their respective Audit Committees and member of each of their respective ALM, Risk and Executive Committees. Ms. Lester has served as a public director for The Options Clearing Corporation, an equity derivatives clearing organization where she chairs the Audit Committee and is a member of the Governance and Nominating Committee since April 2016. Ms. Lester is also a trustee of the Francis Parker School where she serves as the board chair elect and as a member of the Compensation Committee. Previously, Ms. Lester served as the Francis Parker School's chair of the Finance Committee. Ms. Lester served as a director of Arctic Cat, Inc., a publicly traded company, from 2004 to March 2017 where she chaired the Audit Committee and was a member of the Governance Committee. Ms. Lester served as a director of Lender Processing Services, Inc. from December 2010 until January 2014, where she was a member of the Audit, Governance and Risk and Compliance Committees. Ms. Lester is a former trustee and treasurer of Hazeltine National Golf Club and a former chair of the Board of Trustees of the College of St. Benedict.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Arnold W. Messer Independent Director Age: 74 Director Since: 2019 Committees: ALM	Background: Mr. Messer is a Director of PacWest Bancorp, and he has served as a Director of Pacific Western Bank since 2014. Mr. Messer is a member of their respective ALM Committees. From 2004 to 2014, Mr. Messer served on the Company's board of directors as a member of the CNG Committee. Mr. Messer has been an executive and film producer for over 30 years. Since 1994, Mr. Messer has been the co-founder, President and Chief Operating Officer of Phoenix Pictures Inc., a film production company. A graduate of Harvard Law School, Mr. Messer began his career in the entertainment business as senior counsel at Columbia Pictures Television, later serving as executive vice president supervising worldwide television production and distribution activities. Previously, Mr. Messer was named president of the international releasing group for Sony Pictures Entertainment where he was responsible for all international activities and ancillary market operations. In 1992, Mr. Messer was promoted to executive vice president of Sony Pictures Entertainment, taking charge of long-term global strategy and overseeing international production.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Roger H. Molvar Independent Director Age: 64 Director Since: 2014 Committees: Audit CNG Risk	Background: Mr. Molvar is a Director of PacWest Bancorp and Pacific Western Bank and is a member of each of their respective Audit, CNG and Risk Committees. Mr. Molvar is currently a private investor. Mr. Molvar has served on the board of directors of First Financial Northwest, Inc., First Financial Northwest Bank and First Financial Diversified Corporation (collectively, "First Financial") since 2015 and he served as the chairman of the board of all three First Financial entities from 2017 until 2019. As a board member of First Financial, Mr. Molvar is a member of the Compensation and Awards Committee and the Asset Liability Committee. Mr. Molvar served as a director of CapitalSource Bank from its formation in 2008 until its merger with Pacific Western Bank in 2014 and he previously served as a director and a member of the Audit Committee of Farmers and Merchants Bank of Long Beach, California.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

James J. Pieczynski Director Age: 57 Director Since: 2014 Committees: ALM Risk	Background: Mr. Pieczynski is a Director of PacWest Bancorp and Pacific Western Bank and is a member of each of their respective ALM and Risk Committees. Mr. Pieczynski is Executive Vice President, Vice Chairman of the Company and the Bank since June 2018. Mr. Pieczynski was Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank from April 2014 to June 2018. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as chief executive officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as president of CapitalSource Bank from January 2012 to April 2014 and he was a member of the board of directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski also serves on the board of directors, chairs the Nominating and Corporate Governance Committee and is a member of the Audit and Compensation Committees of LTC Properties, Inc., a self-administered real estate investment trust. Mr. Pieczynski also serves as a director for the Conejo Teen Organization, Inc. and Sherwood Cares, both of which are nonprofit organizations.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Daniel B. Platt Independent Director Age: 73 Director Since: 2003 Committees: ALM Risk	Background: Mr. Platt is a Director of PacWest Bancorp and Pacific Western Bank and is a member of each of their respective ALM and Risk Committees. Mr. Platt is a former executive vice president of the Company and he oversaw the Special Assets Group of Pacific Western Bank from November 2009 until his retirement in April 2014. Mr. Platt served as a director of Pacific Western Bank from November 2009 until April 2014. Mr. Platt serves as a director for a number of charitable organizations including: (i) A Step Beyond where he previously served as chairman and treasurer, (ii) The Barnabus Group where he also serves as treasurer and (iii) the Rancho Santa Fe Foundation where he serves as treasurer and chairman of the Finance Committee.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Robert A. Stine Independent Director Age: 73 Director Since: 2000 Committees: CNG (Chairperson) Executive	Background: Mr. Stine is a Director of PacWest Bancorp and Pacific Western Bank and is the Chairperson of their respective CNG Committees and a member of their respective Executive Committees. Mr. Stine has served as a director of Bolthouse Properties, LLC, a privately held real estate development and land management company based in Kern County, California since 2015. Mr. Stine is also a director of Rancho Santa Fe Foundation where he chairs the Governance, Nominating and Compensation Committee. Mr. Stine is the former president and chief executive officer of Tejon Ranch Co., a publicly traded real estate development and agri-business company, which positions he held from May 1996 until his retirement in December 2013. Mr. Stine also served as a director of Tejon Ranch Co. from 1996 until May 2015. He was also a founding director of Valley Republic Bank, a community bank located in Kern County, California, a position he held from 2008 until May 2015.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Matthew P. Wagner Director Age: 63 Director Since: 2000 Committees: ALM Executive Risk	Background: Mr. Wagner is a Director of PacWest Bancorp and Chairman of the Board of Pacific Western Bank and is a member of each of their respective ALM, Risk and Executive Committees. Mr. Wagner has been the President and CEO of PacWest Bancorp and Pacific Western Bank since 2000.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Mark T. Yung Director Age: 46 Director Since: 2017 Committees: Risk	Background: Mr. Yung is a Director of PacWest Bancorp and Pacific Western Bank and is a member of their respective Risk Committees. From 2018 to 2019, Mr. Yung served on the Company's Audit Committee. Mr. Yung is also Executive Vice President, Chief Operating Officer of the Company and the Bank. Since April 2019, Mr. Yung has served as director of Presbia PLC, an ophthalmic device company. Mr. Yung is executive chairman of the board of directors of Environmental Solutions Worldwide, Inc., a clean technology company focused on the reduction of diesel emissions. Prior to joining the Company, Mr. Yung was co-founder and managing principal of OCV Management, LLC, an investor, owner and operator of technology and life science companies based in Los Angeles. Mr. Yung served as managing director of Orchard Capital Corp. ("Orchard Capital"), a firm he joined in 2006. Mr. Yung served in various senior capacities including, among others, as chairman and chief executive officer of Presbia PLC, chief financial officer and director of Polymer Plainfield Holdings, Inc., an OEM automotive supplier with operations in the United States, Canada, Mexico and the Caribbean, chairman of the board of Vantage Surgical Systems, Inc., director of Red Carpet Cinema Corporation and as a director and/or officer of Coreolis Holdings and Tradewinds Holdings. Prior to joining Orchard Capital, Mr. Yung served as a senior vice president in the Corporate Strategy and Merger and Acquisitions groups of Citigroup in New York and ABN AMRO in Amsterdam, Netherlands. Prior to his corporate strategy roles, Mr. Yung served as an investment professional at JPMorgan Partners ("JPMP"). At JPMP, Mr. Yung focused on venture capital, growth equity and buyout transactions in Latin America and served as a board member for various emerging companies in the region. Mr. Yung began his career in 1996 at Chase Securities, Inc., focusing on leveraged finance for cross border buyouts and privatizations.

Board Qualifications: Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

COMPENSATION MATTERS
In this section, you will find:
• Compensation Discussion and Analysis • Best Practices Governance Practices and Policies • NEO Summary Compensation Table

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") explains our executive compensation program for our Named Executive Officers ("NEOs") listed below. The CD&A also describes the process followed by the CNG Committee for making compensation decisions, as well as its rationale for making specific decisions related to 2019.

Name	Title

Matthew P. Wagner	CEO and President of the Company and the Bank
Patrick J. Rusnak	Executive Vice President and CFO of the Company and the Bank
Christopher D. Blake	Executive Vice President, President and Chief Executive Officer of the Community Banking group of the Company and the Bank
Laird M. Boulden*	Executive Vice President, Vice Chairman of the Bank
Mark T. Yung**	Executive Vice President, Chief Operating Officer of the Company and the Bank

*
Mr. Boulden was appointed as Executive Vice President, Vice Chairman of the Bank on March 1, 2020. Mr. Boulden was previously the Executive Vice President, President of the National Lending group of the Company and the Bank.

**
Mr. Yung was appointed as Executive Vice President, Chief Operating Officer of the Company and Bank on May 13, 2019.

EXECUTIVE SUMMARY

The Company continued its solid operating performance in key financial areas in 2019. Our financial performance below highlights the growth and continued success of our Company in the last five years.

(1)
For more information regarding the calculation of these non-GAAP financial measures, please refer to the "Calculation of Non-GAAP Financial Measures" section below in this CD&A.

Additional 2019 financial and non-financial highlights are as follows:

  •
  Loan and lease production of $4.9 billion and net loan growth of 5%;

  •
  Tax equivalent net interest margin of 4.54%;

  •
  Net Charge-offs to Average Loans of nine basis points; and

  •
  Returned $444 million to stockholders through dividends and share repurchases.

Compensation Governance and Stockholder Engagement

The CNG Committee regularly reviews the components and structure of our executive compensation program to ensure that it supports our business objectives and is aligned with the interests of our stockholders. As part of this review, the CNG Committee seeks input from its independent compensation consultant as it deems necessary to provide an outside perspective and evaluation of our program. The CNG Committee also values our stockholders' views on our program and regularly seeks their input.

At our 2019 Annual Meeting, the majority of our investors – approximately 79% of the total votes cast on the advisory vote on executive compensation ("say on pay") – continued to support the design of our executive compensation program. Subsequent to the meeting, we reached out to stockholders representing approximately 50% of our outstanding shares to discuss matters specific to our executive compensation program, including how pay aligns with our performance. We were able to engage in substantive discussions with stockholders representing approximately 34% of our outstanding shares on these topics. These discussions were in addition to our regular stockholder engagement activities that occur throughout the year.

In general, investors validated their continued overall support of our executive compensation program and pay-for-performance structure and we are committed to keeping our program aligned with our business strategy and investor expectations. We also recognize the importance of making adjustments to our program to ensure that the design of program keeps pace with best-practice policies and guidelines.

In late 2018 and early 2019 as a result of our stockholder outreach efforts, the CNG Committee conducted an extensive review of its incentive plans and approved a more balanced mix of incentive metrics in the Executive Incentive Plan ("EIC Plan") and Long-Term Incentive Plan ("LTI Plan"), as follows:

Incentive Plan	EIC Plan				LTI Plan

Metrics	Return on Tangible Common Equity ("ROTCE")	Efficiency Ratio	Net Charge-Off Ratio	Average Loan Balance	Absolute Return on Average Assets ("ROAA")	Absolute Cumulative Earnings Per Share ("EPS")	Relative Total Stockholder Return ("TSR")

Weights	50%	15%	20%	15%	37.5%	37.5%	25%

Key Points	• Replaced EPS with ROTCE to eliminate overlap with LTI Plan • Introduced efficiency and credit quality metrics to ensure responsible growth and to emphasize the importance of our de-risking strategy				• Metrics and weights remain unchanged from 2018 grants • Strong indicators of long-term health and value of the Company • Balance of absolute and relative performance perspectives

Summary of Our Executive Compensation Practices

We believe the following governance practices and policies promote the accountability of our executives and strengthen the alignment of our executive and stockholder interests:

	What We Do		What We Don't Do

✓	Heavy emphasis on variable ("at-risk") compensation	✓	No employment contracts

✓	Robust stock ownership requirements	✓	No tax gross-ups of change in control payments

✓	Double-trigger equity vesting following a change in control	✓	No supplemental executive retirement plans

✓	Clawback provisions and anti-hedging policy

✓	Independent compensation consultant

2019 Compensation Decisions At-A-Glance

Based on our strong financial performance and consistent with the design of our program, the CNG Committee made the following executive compensation program payout decisions for fiscal 2019:

  •
  Base Salaries: None of the NEOs received base salary adjustments in 2019.

  •
  EIC Plan: Strong financial performance in 2019 resulted in annual cash incentive payouts of 155.6% of target award opportunities.

  •
  LTI Plan (defined below): The NEOs (other than Mr. Yung) received equity compensation for the 2019 Performance Period (January 1, 2019-December 31, 2021) granted in the form of 50% PRSUs and 50% TRSAs. Consistent with the terms of the LTI Plan, the NEOs earned 106% of their target PRSUs for the 2017 Performance Period (January 1, 2017-December 31, 2019).

Onboarding Mr. Yung

On May 13, 2019, Mark Yung, who served as a Company director since 2017, was appointed as Executive Vice President, COO of the Company and Bank. In connection with his hiring, Mr. Yung received a base salary of $800,000, a 2019 guaranteed bonus of $1,000,000 and a one-time equity grant of restricted stock awards with a value of $2,100,000 which will vest ratably over three years. Mr. Yung did not participate in the 2019 EIC Plan or 2019 LTI Plan.

COMPENSATION OVERVIEW: WHAT GUIDES OUR PROGRAM

Compensation Philosophy and Objectives

The philosophy and objectives underlying our executive compensation program are to employ the best leaders in our industry to ensure we execute on our business goals, drive short- and long-term profitable growth of the Company and create long-term stockholder value.

Our program is underpinned by the following guiding principles:

Pay for performance	A significant portion of an executive's total compensation should be variable ("at-risk") and dependent upon the attainment of certain specific and measurable performance objectives.

Stockholder Alignment	Executives should be compensated through pay elements (base salaries, annual and long-term incentives) that, designed together, align total compensation with stockholder value creation.

Attraction and Retention	The executive compensation program should enable the Company to attract highly-talented people with exceptional leadership capabilities and retain high-caliber talent.

Risk Mitigation	Our executive compensation program should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

Principal Elements of Compensation

The Company's executive compensation program components are listed below. In allocating total compensation, we seek to provide competitive levels of fixed compensation (base salary) and, through annual and long-term incentives, provide for increased total compensation when performance objectives are exceeded and appropriate lower award amounts if performance objectives are not met. In particular, if the Company achieves top-quartile results, our incentive program is designed to deliver top-quartile compensation outcomes.

Compensation Component	Form	Principal Objectives
Base Salary	• Cash	• Provide a competitive fixed rate of pay and enable the Company to attract and retain highly skilled executive talent
Annual Cash Incentives (EIC Plan)	• Cash	• Focus executives on achieving rigorous annual performance • Objectives that promote profitability, efficient operations, responsible growth, and safety and soundness
Equity Compensation	• 50% Performance-Based Restricted Stock Units ("PRSUs") • 50% Time-Based Restricted Stock Awards ("TRSAs")

•

Provide incentive for executives to reach financial goals and align their long-term financial interests with those of stockholders through meaningful use of equity compensation

•

Attract and retain talented employees

Pay Mix

A material portion of the target total compensation opportunity for each of our NEOs is directly tied to financial performance factors that measure our success relative to compensation plan performance goals and relative to peers. The charts below show the target annual total direct compensation for our CEO and other NEOs for fiscal 2019. These charts illustrate that a significant amount of total direct compensation is variable (54% for our CEO and an average of 40% for our other NEOs).

CEO TARGET PAY MIX	OTHER NEO TARGET PAY MIX

Decision Making Process

  Role of the CNG Committee

The CNG Committee oversees the NEO executive compensation program and is comprised of independent, non-employee members of the Board. The CNG Committee works closely with its independent compensation consultant and senior management to examine the effectiveness of the Company's NEO executive compensation program throughout the year. As discussed above, details about the CNG Committee can be found in "—Board Committees—Compensation, Nominating and Governance Committee" on page 13.

The CNG Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the philosophy and objectives described in this CD&A and, in connection with its analysis, reviews and considers information provided by its independent compensation consultant and surveys to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation. The CNG Committee reviews both compensation and performance of peer companies as just one among several factors to inform its decision-making process so it can set total compensation levels commensurate with the Company's performance and strategic initiatives.

The CNG Committee makes all final NEO compensation and equity award decisions except for the CEO, whose compensation is determined by the independent members of the Board based upon the recommendation of the CNG Committee.

  Role of Senior Management

Members of our executive management team attend regular meetings in which executive compensation, Company performance, individual performance and competitive compensation levels and practices are discussed and evaluated. Only the CNG Committee members can vote on decisions regarding NEO compensation. The CEO does not participate in the deliberations of the CNG Committee with respect to his compensation.

The CEO, CFO, CRO, General Counsel and Executive Vice President, Human Resources comprise the Incentive Plan Compensation Committee ("IPC"). The IPC is responsible for evaluating all incentive-based compensation plans as they pertain to certain Company employee groups. The IPC regularly reviews Company performance, our compensation philosophy and objectives, trends, regulatory developments and other topics. The IPC's review confirmed that our incentive compensation plans encourage behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management and are supported by strong corporate governance.

  Role of the Independent Consultant

The CNG Committee engages an independent compensation consultant to provide expertise on executive and director compensation matters. Pursuant to authority granted to it under its charter, the CNG Committee retained Pearl Meyer as its independent consultant for 2019. Pearl Meyer reports directly to the CNG Committee and does not provide any additional services to management. The CNG Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC and Nasdaq listing rules. Based on this review, we are not aware of any conflict of interest raised by the work performed by Pearl Meyer that would prevent the consultant from serving as an independent compensation consultant to the CNG Committee.

Peer Group

Periodically, we review our peer group to ensure our compensation is being benchmarked to comparable companies considering industry, financial and operational similarities. In June 2018, Pearl Meyer conducted a comprehensive review of the Company's prior compensation peer group and proposed adjustments for consideration by the CNG Committee and management. Following this review, it was determined that for purposes of evaluating compensation opportunities for 2019, four of the prior peers would be replaced with companies that were determined to be more relevant from size and business model perspectives:

  •
  Replaced companies: Bank of Hawaii, Investors Bancorp, MB Financial, and SVB Financial Group;

  •
  New companies: Pinnacle Financial Partners, Inc., Synovus Financial Corp., Texas Capital Bancshares, Inc. and Wintrust Financial Corporation.

The resulting peer group included the following companies:

Bank OZK
BankUnited, Inc.
BOK Financial Corporation
Commerce Bancshares, Inc.
Cullen/Frost Bankers, Inc.
East West Bancorp, Inc.
Hancock Whitney Corporation
Pinnacle Financial Partners, Inc.
Prosperity Bancshares, Inc.
Signature Bank	Synovus Financial Corp.
TCF Financial Corporation
Texas Capital Bancshares, Inc.
UMB Financial Corporation
Umpqua Holdings Corporation
Valley National Bancorp
Webster Financial Corporation
Western Alliance Bancorporation
Wintrust Financial Corporation

The companies comprising the peer group generally have similar commercial banking business models and are of similar size (i.e, total assets, market capitalization, revenue).

2019 Executive Compensation Decisions

  Base Salary

NEO base salaries are set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating and rewarding high performing executives. In determining base salaries, the CNG Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial performance, (iii) structure and complexity of the Company, (iv) compensation paid by peers, (v) functionality of the executive management team, (vi) economic conditions in the Company's market areas and (vii) analyses or guidance from the independent compensation consultant.

With the exception of Mr. Wagner, whose base salary is determined by the Board, the CNG Committee is responsible for setting the NEOs' base salaries. The base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company.

None of the NEOs received base salary adjustments in 2019. Below are NEO base salaries for 2018 and 2019.

NEOs	2018 Base Pay(1)	2019 Base Pay(1)	% Change
Matthew P. Wagner	$1,000,000	$1,000,000	0%
Patrick J. Rusnak	$600,000	$600,000	0%
Christopher D. Blake	$525,000	$525,000	0%
Laird M. Boulden	$550,000	$550,000	0%
Mark T. Yung(2)	—	$800,000	N/A

(1)
Amounts in table represent NEO base salaries at the end of the period presented.

(2)
Mr. Yung joined the Company on May 13, 2019.

  Annual Cash Incentives

The NEOs are eligible to earn performance-based annual cash incentives, which are awarded under the Company's EIC Plan. Target award opportunities are expressed as a percentage of base salary and final award payouts are based on pre-determined financial performance objectives. At the end of the performance year, the CNG Committee may, at its sole discretion, adjust the final award amount upward if ROTCE performance achieves certain rigorous absolute and relative performance hurdles. Final award payouts can range between 0% and 175% of base salary.

Target Award Opportunities.    Target annual incentive opportunities are expressed as a percentage of base salary at year end and established according to each NEO's level of responsibility. For 2019, incentive award opportunities were as follows:

	Annual Incentive Opportunity: As a Percentage of Base Salary

	Below Threshold	Threshold Award	Target Award	Maximum Award

CEO	0%	75%	150%	262.5%

Other NEOs (excluding Mr. Yung)	0%	50%	100%	175%

Note: Actual award payouts will generally be interpolated between threshold and target and between target and maximum.

2019 Performance Measures, Weights, Objectives and Results.    The CNG Committee establishes performance measures and objectives on an annual basis. For 2019, the CNG Committee introduced additional rigor and balance into the EIC Plan by replacing earnings per share ("EPS") with ROTCE as the primary profitability measure upon which actual cash incentive awards are earned. ROTCE is viewed as a fundamental measure of financial performance that is widely utilized by bank investors. Awards are also earned based on the achievement of efficiency and net-charge off ratio metrics and an average loan balance metric. The CNG Committee chose these performance measures to ensure the EIC Plan remains aligned with the priorities – profitability, efficient operations, responsible growth, and safety and soundness – that support our overall business strategy and drive long-term stockholder value creation. The following table shows the financial performance requirements to achieve threshold, target and maximum bonus payouts, along with actual results for 2019:

		Performance Objectives
					Actual Results	Payout Factor (as a % of Target)
Performance Measures	Weight	Threshold	Target	Maximum
Return on Tangible Common Equity(1)	50%	16.08%	20.10%	24.12%	20.66%	107.0%
Efficiency Ratio(1)	15%	43.88%	41.01%	38.14%	42.7%	70.7%
Net Charge Off Ratio(1)	20%	0.32%	0.21%	0.11%	0.09%	150.0%
Average Loan Balance(2)	15%	$17,780	$18,330	$18,880	$18,330	100.0%
Weighted Payout Factor:						109.1%

(1)
As reported in the Company's 10-K.

(2)
In millions

If the Company's actual ROTCE meets or exceeds target and the Company's pretax core ROTCE is at or above the 75th percentile of its peers, the CNG Committee may adjust the ROTCE payout factor. Pretax core ROTCE is used for relative performance comparisons to ensure non-core items do not distort the comparison of true operating performance (refer to page 46 of this Proxy Statement for a reconciliation of this metric). Decisions regarding any potential discretionary adjustment are based on a holistic assessment of significant financial and strategic accomplishments that are not otherwise reflected in the initial payout calculation. The CNG Committee established the following guidelines when considering its potential application of discretion:

If relative pretax core ROTCE attainment is...	Then the ROTCE payout factor may be set to...
≥ 75th percentile	125%
≥ 80th percentile	150%
≥ 85th percentile	175%
≥ 90th percentile	200%

Note: ROTCE payout factor may not exceed 200% of target.

The Company's actual 2019 ROTCE performance of 20.66% exceeded target and pretax core ROTCE was higher than all of the companies in the peer group (and well above the 90th percentile performance of peers). As such, in addition to the actual results against the pre-determined performance objectives in the 2019 EIC Plan outlined above, the CNG Committee considered the Company's profitable growth, increased franchise value and solid operating performance for fiscal 2019 (also see the Business Highlights in the Executive Summary for more details) when making its final award payout decisions, including the Company's:

  •
  Return of assets of 1.80% and return on tangible equity of 20.66%;

  •
  Successful continuation of its de-risking initiatives with respect to its loan portfolio resulting in a material decrease in net charge-off to average loans from 40 basis points in 2017 to nine basis points in 2019 and a 62% decline in credit losses since 2017;

  •
  Solid year over year 5% increase in EPS; and

  •
  Completion of its rebranding of all of its operating groups under one brand as Pacific Western Bank.

The CNG Committee also considered the Company's performance in 2019 relative to its peer group, including the following key performance metrics:

Based on the EIC Plan's guidelines and the CNG Committee's holistic assessment of 2019 absolute and relative performance described above, the CNG Committee approved the maximum payout factor of 200% for ROTCE, resulting in overall annual incentive award payouts of 155.6% of target. Actual award payouts are summarized below:

	Cash Incentive Opportunity Based Upon:
			Actual Cash Incentive Paid Based on 2019 Performance ($)
NEOs	Target ($)	Maximum ($)
Matthew P. Wagner	$1,500,000	$2,625,000	$2,334,052
Patrick J. Rusnak	$600,000	$1,050,000	$933,621
Christopher D. Blake	$525,000	$918,750	$816,918
Laird M. Boulden	$550,000	$962,500	$855,819
Mark T. Yung(1)	$—	$—	$—

(1)
Mr. Yung did not participate in the 2019 EIC Plan. In lieu thereof, he received a $1 million bonus paid in 2019.

  Long-Term Incentive Plan ("LTI Plan") Overview

We provide a meaningful portion of NEO compensation in the form of long-term, equity incentive compensation. Under the Company's LTI Plan, equity awards were granted using a mix of PRSUs and TRSAs for 2019 as follows:

Type of Equity	Percentage of Target Award	Performance Metrics(1)	Weights	Vesting

		Absolute Return on Average Assets (ROAA): measured as the average of the three annual ROAA results during the 2019 Performance Period	37.5%	At the conclusion of the three-year Performance Period, payouts will range from:

		Absolute Cumulative Earnings Per Share (EPS): measured as the sum of annual EPS for the three calendar years during the 2019 Performance Period	37.5%	• 0% to 150% of target based on average ROAA and cumulative EPS; and

PRSUs	50%	Relative Total Stockholder Return (TSR): compares the Company's TSR to companies in the KBW Regional Banking Index ("KRX Index"). TSR for this purpose uses a "percentile rank" measurement in which the payout percentage is determined dependent on the Company's rank compared against the KRX Index companies	25%	• 0% to 200% of target based on TSR as compared to companies in the KRX Index(2) Payouts are linearly interpolated between performance levels.

TRSAs	50%	N/A		Vests ratably on the first, second, third and fourth year anniversaries of the grant date.

(1)
The weightings may be slightly higher or lower depending on the closing price of the Company's stock price on the grant date. and, with respect to relative TSR, the grant date fair value per PRSU. Accordingly, the grant date award amounts will equal 50% of the total award value, but the number of shares may vary.

(2)
Relative TSR will be subject to a maximum payout at target if the Company's absolute TSR is negative.

The table below shows the target long-term incentive awards granted for fiscal 2019 to each of the NEOs:

NEO	Target Opportunity (as a Percentage of Base Salary)	Date of Grant	Target PRSUs(1) (#)	TRSAs(2) (#)	Total Target Equity Grant (#)
Matthew P. Wagner	300%	2/6/2019	37,921	39,113	77,034
Patrick J. Rusnak	200%	2/6/2019	15,168	15,645	30,813
Christopher D. Blake	150%	2/6/2019	9,954	10,267	20,221
Laird M. Boulden	150%	2/6/2019	10,429	10,756	21,185
Mark T. Yung(3)	N/A	5/14/2019	—	53,279	53,279

(1)
The number of PRSUs granted to NEO was (i) with respect to the portion of the PRSUs that vest based on achievement of TSR goals, based on the fair value of $43.68 per PRSU, and (ii) with respect to the portion of the PRSUs that vest based on achievement of EPS and ROAA goals, the Company's closing price for the 20-day period ended on the grant date, or $38.35. PRSUs will vest only if performance goals with respect to ROAA, cumulative EPS, and relative TSR are met over the 2019 Performance Period.

(2)
The number of TRSAs granted to each NEO was based on the Company's closing price for the 20-day period ended on the grant date, or $38.35. TRSAs vest ratably over four years from the date of grant (other than the May 14, 2019 one-time TRSA grant to Mr. Yung–see footnote 3 below).

(3)
In connection with his hiring on May 13, 2019, Mr. Yung received a one-time grant of Company restricted stock that will vest ratably over three years subject to the terms of the Company's 2017 Stock Incentive Plan. Effective January 1, 2020, Mr. Yung is eligible to participate in the Company's LTI Plan.

Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest, if any, at the end of the 2019 Performance Period. Unvested TRSAs are entitled to receive any dividends on a current basis. In paying dividends on unvested TRSAs, the CNG Committee and the Board determined that such payments are consistent with the Company's overall goals of tying executive compensation to the performance of the Company and aligning executive management interests with those of the Company's stockholders

A Closer Look at 2019 PRSU Grants

In February 2019, the CNG Committee set performance targets for a three-year Performance Period (January 1, 2019 through December 31, 2021) for the 2019 PRSU grants. At the end of the 2019 Performance Period, PRSUs will only vest to the extent Company results meet or exceed the performance requirements set at the beginning of the 2019 Performance Period for each of the performance metrics (described above).

The CNG Committee considers the PRSU performance metrics to be key measures of the Company's financial performance based on an analysis of the correlation of these financial metrics to TSR, noting also that the metrics are consistent with those metrics used by many of our peers. The following tables reflect the key financial measures, weightings and performance standards that the CNG Committee set for the 2019 Performance Period.

ROAA Performance Level	Achievement of Performance Metrics	Percentage of Target PRSUs Earned(1)
Maximum	120% of Target	150%
Target	100% of Target	100%
Threshold	80% of Target	50%
Below Threshold	<80% of Target	0%

Cumulative EPS Performance Level	Achievement of Performance Metrics	Percentage of Target PRSUs Earned(1)
Maximum	110% of Target	150%
Target	100% of Target	100%
Threshold	90.7% of Target	50%
Below Threshold	<90.7% of Target	0%

Relative TSR(2) Performance Level	Achievement of Performance Metrics	Percentage of Target PRSUs Earned(1)
Maximum	90th Percentile of KRX Index TSR	200%
Target	50th Percentile of KRX Index TSR	100%
Threshold	30th Percentile of KRX Index TSR	50%
Below Threshold	Below 30th percentile of KRX Index TSR	0%

(1)
With linear interpolation between performance levels.

(2)
Payout associated with TSR will not exceed target if absolute TSR over the period is negative regardless of relative results.

2017 PRSU Grants—Achievement of Performance Objectives

The 2017 PRSUs granted to the NEOs on February 15, 2017 were based on a performance period beginning January 1, 2017 through December 31, 2019 (the "2017 Performance Period"). The table below details the 2017 PRSU performance measures, weightings, targets, results, percentage of target achieved and percentage of 2017 PRSUs earned:

2017-2019 Performance Measures	Weightings	2017-2019 Performance Period Targets	Actual Results	Percentage of Target Achieved	Weighted Percentage of Target PRSUs Earned
ROAA	38.3%	1.52%	1.77%	140%	53.6%
EPS Growth	38.3%	9.00%	11.06%	138%	52.9%
Relative TSR	23.4%	50th percentile of KRX Index	Below threshold	N/A	0%

Based on the weightings of the performance measures and 2017 Performance Period results, each NEO (other than Messrs. Boulden and Yung) earned PRSUs equal to approximately 106% of the total number of PRSUs granted to each NEO in February 2017. As a result, on February 28, 2020, Messrs. Wagner, Rusnak and Blake vested in 27,172, 11,053, and 5,526, respectively, shares of common stock. In addition, each of Messrs. Wagner, Rusnak and Blake each earned cumulative dividends on the vested shares equal to $198,356, $80,687, and $40,340, respectively.

OTHER COMPENSATION PRACTICES, POLICIES & GUIDELINES

Best Practices Compensation Matters

Our executive compensation programs incorporate many best practices, including the ones described below.

  We Can Clawback Incentive Compensation

If we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the CNG Committee, in its sole discretion, may require recoupment from our executive officers, including our NEOs, of the portion of any annual or long-term cash or equity-based incentive or bonus compensation paid, provided, or awarded to any executive officer on or after December 11, 2014 that represents the excess over what would have been paid if such event had not occurred.

  We Require Minimum Levels of Stock Ownership by Our Executives

Our executive Stock Ownership Policy requires the CEO and our executive officers to accumulate a meaningful position in Company shares. Our stock ownership requirement for our CEO and our executive officers is tied to a multiple of base salary as noted below:

Position	Minimum Ownership of Common Stock (multiple of base salary)
CEO	5.0
Other Executive Officers	3.0

An executive officer is required to achieve the stock ownership necessary to meet the requirements within five years of the later of December 11, 2014 or the date of becoming subject to the requirements. As of the Record Date, the CEO and seven other executive officers satisfied these requirements. Three executive officers have not yet satisfied these requirements but are expected to be in compliance with the Stock Ownership Policy by his or her applicable compliance date. We believe that the Stock Ownership Policy ensures appropriate levels of common stock ownership by our executive officers and aligns their interests with our stockholders.

Stock ownership is determined from the totals on Table 1 of Form 4 "Statement of Changes in Beneficial Ownership of Securities" as filed by the Company with the SEC on behalf of the Company's executive officers. Unvested TRSAs and outstanding stock options and stock appreciation rights (whether or not vested) are not included in the total number of shares to determine stock ownership under the Stock Ownership Policy. The value of an executive officer's shares of common stock is determined by multiplying his or her total number of shares by the highest Company share price in the preceding 52-week period. The Stock Ownership Policy may be waived in the discretion of the CNG Committee based upon bona fide personal financial need or hardship, other special circumstances, or if compliance would prevent an executive officer from complying with law, regulation or a court order. Compliance with the Stock Ownership Policy is monitored annually by the CNG Committee.

  We Prohibit Excise Tax Gross-Up Payments

Our Executive Severance Pay Plan (the "Severance Pay Plan") prohibits excise tax gross-up payments. Specifically, payments made in connection with the Severance Pay Plan, as amended, will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Internal Revenue Code (the "Code").

  We Have Double-Trigger Change of Control Provisions for Our Equity Awards

In the event of a change of control, equity awards will vest if within two years after the change in control, the recipient of the award is terminated from employment without cause or terminates employment for good reason (i.e., if his or her job duties have been significantly diminished) ("double-trigger" vesting).

  We Do Not Have Employment Contracts

Our executive officers do not have employment contracts and are "at-will" employees who may resign at their discretion or be terminated at our discretion, subject to compliance with the Severance Pay Plan, if applicable. We believe this provides greater flexibility in our employment arrangements with our executive officers.

  We Have an Anti-Hedging Policy

The Company's Insider Trading Policy prohibits all directors, executive officers and certain other employees (collectively, an "Insider") from purchasing financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds designed to hedge or offset any decrease in the market value of the Company's shares. We believe that these instruments result in the Insider no longer being exposed to the full risks of ownership.

  We Do Not Have SERPs or Deferred Compensation Arrangements

We have chosen not to provide our executive officers with retirement benefits such as supplemental executive retirement plans or deferred compensation arrangements.

  401(k) Plan

Our 401(k) Plan allows executives and other participants to defer a portion of their compensation and, in 2019, the Company provided participants a match of 50% of contributions up to 6% of their base salaries, subject to IRS limitations. We currently have no tax-deferred compensation plans for our executive officers other than our 401(k) Plan.

  Other Benefits

Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of relocation expenses, reimbursement of club dues for clubs that are used frequently for business purposes and life, disability and long-term care insurance, the Company does not provide any other compensation benefits. In 2019, the Company provided limited use of an aircraft to Mr. Wagner for personal reasons. This service was afforded to Mr. Wagner to reduce travel time and related disruptions and to provide additional security to Mr. Wagner, thereby increasing his availability, efficiency and productivity. Income related to this benefit is imputed to Mr. Wagner for income tax purposes and he is not provided a tax reimbursement.

Tax Deductibility of Compensation

The CNG Committee considers certain tax implications when designing the Company's executive compensation programs, including the tax deductibility of compensation paid to our NEOs. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during a year. The CNG Committee believes that tax deductibility is only one of several relevant considerations in setting compensation, and that the tax deduction limitation should not restrict the CNG Committee's ability to structure compensation to attract, retain and appropriately motivate executive officers, thus providing benefits to the Company and its stockholders that outweigh the potential benefit of the tax deduction. Accordingly, the CNG Committee has discretion to approve and authorize compensation that is not deductible for federal income tax purposes.

Calculation of Non-GAAP Financial Measures

We use tangible book value per share and return on tangible common equity, non-GAAP financial measures, to provide meaningful supplemental information regarding the Company's financial performance and to enhance investor's overall understanding of such financial performance. These non-GAAP financial measures exclude certain intangible assets. These non-GAAP financial measures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures that may be presented by other companies. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the following tables.

Pre-tax Core Return on Average Tangible Equity
(Dollars in Thousands)
Earnings before income taxes	$632,940
Less:
Gains on sale of securities	25,445
Non-recurring expense	349
Intangible amortization	18,726

Pre-tax core earnings	$626,570
Average tangible common equity	$2,267,943
Pre-tax core return on average tangible equity(1)	27.6%

(1)
Pre-tax core earnings divided by average tangible common equity.

	December 31,
Tangible Book Value Per Share	2019	2018	2017	2016	2015
	(Dollars in thousands, except per share data)
Stockholders' equity	$4,954,697	$4,825,588	$4,977,598	$4,479,055	$4,397,691
Less: Intangible assets	2,587,064	2,605,790	2,628,296	2,210,315	2,229,511

Tangible common equity	$2,367,633	$2,219,798	$2,349,302	$2,268,740	$2,168,180

Book value per share	$41.36	$39.17	$38.65	$36.93	$36.22
Tangible book value per share(1)	$19.77	$18.02	$18.24	$18.71	$17.86
Shares outstanding	119,781,605	123,189,833	128,782,878	121,283,669	121,413,727

(1)
Tangible common equity divided by shares outstanding.

	Year Ended December 31,
Return on Average Tangible Equity	2019	2018	2017	2016	2015
	(Dollars in thousands)
Net earnings	$468,636	$465,339	$357,818	$352,166	$299,619

Average stockholders' equity	$4,864,332	$4,809,667	$4,641,495	$4,488,862	$3,751,995
Less: Average intangible assets	2,596,389	2,616,820	2,279,010	2,219,756	1,850,988

Average tangible common equity	$2,267,943	$2,192,847	$2,362,485	$2,269,106	$1,901,007

Return on average equity(1)	9.63%	9.68%	7.71%	7.85%	7.99%
Return on average tangible equity(2)	20.66%	21.22%	15.15%	15.52%	15.76%

(1)
Net earnings divided by average stockholders' equity.

(2)
Net earnings divided by average tangible common equity.

COMPENSATION COMMITTEE REPORT

The CNG Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC and, based on review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
Robert A. Stine, Chairperson Paul R. Burke C. William Hosler Roger H. Molvar

2019 NEO SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-statutory Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2019	$1,000,000	—	$3,073,937	—	$2,334,052	—	$653,118	$7,061,107
CEO and President of the	2018	$1,000,000	—	$2,950,097	—	$1,121,250	—	$1,167,213	$6,238,560
Company and the Bank	2017	$979,167	—	$2,950,007	—	$1,356,076	—	$323,168	$5,608,418
Patrick J. Rusnak	2019	$600,000	—	$1,229,551	—	$933,621	—	$271,619	$3,034,791
Executive Vice President and	2018	$600,000	—	$1,200,019	—	$448,500	—	$183,863	$2,432,382
CFO of the Company and	2017	$600,000	—	$1,200,005	—	$542,430	—	$157,407	$2,499,842
the Bank
Christopher D. Blake	2019	$525,000	—	$806,894	—	$825,315	—	$179,337	$2,336,546
Executive Vice President,	2018	$432,292	—	$637,437	—	$393,997	—	$139,899	$1,603,625
President and Chief	2017	$400,000	—	$599,974	—	$361,620	—	$105,724	$1,467,318
Executive Officer of the Community Banking group of the Company and the Bank
Laird M. Boulden(3)	2019	$550,000	—	$845,359	—	$855,819	—	$122,496	$2,373,674
Executive Vice President	2018	$527,083	—	$600,015	—	$411,125	—	$120,428	$1,658,651
Vice Chairman of the Bank
Mark T. Yung(4)	2019	$472,820	$1,000,000	$2,056,037	—	—	—	$114,336	$3,643,193
Executive Vice President and COO of the Company and the Bank

(1)
With respect to TRSAs, the amounts disclosed represent the aggregate grant date fair value of the Company's common stock underlying such awards. With respect to PRSUs, the amounts disclosed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the target level of payout. The value of the 2019 PRSUs based on maximum performance as of the grant date was: Mr. Wagner: $2,485,063; Mr. Rusnak: $994,002; Mr. Blake $652,326; Mr. Boulden: $683,439; and Mr. Yung: $0. For further information, see Note 18. Stock-Based Compensation, to the Company's audited financial statements for the year ended December 31, 2019 included in the Company's Annual Report. Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest at the end of the three-year performance period. At the time of vesting, the vested shares are entitled to receive cumulative dividends declared and paid during the three-year performance period. Unvested TRSAs are entitled to receive any dividends on a current basis.

(2)
Includes: (i) dividends on vested PRSUs and unvested TRSAs, (ii) Company matching contributions to the 401(k) plan, (iii) personal use of Company-owned automobiles, airplane or cash automobile allowance, (iv) reimbursement of relocation expenses and club dues, and (v) life, medical, long-term care and disability insurance premiums paid by the Company. Dividends on TRSAs are paid at the same rate as dividends paid on the Company's outstanding common stock. See table below that provides the detail of these amounts.

(3)
Mr. Boulden was appointed as Executive Vice President, Vice Chairman of the Bank on March 1, 2020. Mr. Boulden was previously promoted to the position of Executive Vice President, President of the National Lending group of the Company and the Bank on June 1, 2018. Amounts in the table are for the full year 2018.

(4)
Mr. Yung joined the Company on May 13, 2019. Mr. Yung's bonus represents his guaranteed bonus for 2019. Future bonuses will be calculated under the provisions of the Company's formula-based EIC Plan.

 2019 ALL OTHER NEO COMPENSATION TABLE

The table below summarizes the components of "All Other Compensation" for the NEOs.

Named Executive Officer	Dividends onVested PRSUs and Unvested TRSAs	Travel Expense		Relocation Expense		401(k) Contribution(1)	Club Dues	Life, Medical, Long-term Care and Disability Insurance Premiums	Total
Matthew P. Wagner
2019	$476,904	$140,767	(2)	—		—	$6,623	$28,824	$653,118
2018	$177,446	$57,819	(2)	$892,539	(3)	—	$11,417	$27,992	$1,167,213
2017	$203,778	$79,446	(2)	—		—	$13,212	$26,732	$323,168
Patrick J. Rusnak
2019	$211,115	$12,000	(4)	—		$8,133	—	$40,371	$271,619
2018	$97,987	$12,000	(4)	$26,259	(3)	$8,250	—	$39,367	$183,863
2017	$99,550	$12,000	(4)	—		$8,100	—	$37,757	$157,407
Christopher D. Blake
2019	$108,766	$14,286	(4)	—		$8,400	$7,700	$40,185	$179,337
2018	$38,450	$4,052	(4)	$31,993	(3)	$8,218	$19,559	$37,627	$139,899
2017	$45,863	$3,015	(4)	—		$8,100	$11,885	$36,861	$105,724
Laird M. Boulden(5)
2019	$91,210	—		—		$7,148	—	$24,138	$122,496
2018	$90,916	—		—		$8,002	—	$21,510	$120,428
Mark T. Yung(6)
2019	$95,902	$7,500	(4)	—		—	$8,439	$2,495	$114,336

(1)
Represents Company matching contributions to the 401(k) plan.

(2)
Amounts include $128,767, $45,819 and $67,446 for 2019, 2018 and 2017, representing 100% of the costs associated with an aircraft flight membership service provided to Mr. Wagner for his personal use and amounts attributable for personal use of a Company owned automobile or cash automobile allowance.

(3)
Messrs. Wagner, Rusnak and Blake relocated to the Company's Greenwood Village, Colorado office in 2018 in connection with the Company's market expansion. Relocation expenses are capped at $500,000 plus any tax gross ups for allowable expenses in accordance with the Relocation Policy.

(4)
Represents either personal use of Company owned automobile or cash automobile allowance.

(5)
Mr. Boulden was appointed as Executive Vice President, Vice Chairman of the Bank on March 1, 2020. Mr. Boulden was previously promoted to the position of Executive Vice President, President of the National Lending group of the Company and the Bank on June 1, 2018. Amounts in the table are for the full year 2018.

(6)
Mr. Yung joined the Company on May 13, 2019.

2019 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards(4) ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mathew P. Wagner	2/6/2019—ROAA				—	14,668	22,002		$578,359
	2/6/2019—EPS				—	14,668	22,002		$578,359
	2/6/2019—TSR				—	8,585	17,170		$374,993
	2/6/2019—TRSAs							39,113	$1,542,226
	—	—	$1,500,000	$2,625,000
Patrick J. Rusnak	2/6/2019—ROAA				—	5,867	8,801		$231,336
	2/6/2019—EPS				—	5,867	8,801		$231,336
	2/6/2019—TSR				—	3,434	6,868		$149,997
	2/6/2019—TRSAs							15,645	$616,882
	—	—	$600,000	$1,050,000
Christopher D. Blake	2/6/2019—ROAA				—	3,850	5,775		$151,806
	2/6/2019—EPS				—	3,850	5,775		$151,806
	2/6/2019—TSR				—	2,254	4,508		$98,454
	2/6/2019—TRSAs							10,267	$404,828
	—	—	$525,000	$918,750
Laird M. Boulden	2/6/2019—ROAA				—	4,034	6,051		$159,061
	2/6/2019—EPS				—	4,034	6,051		$159,061
	2/6/2019—TSR				—	2,361	4,722		$103,128
	2/6/2019—TRSAs							10,756	$424,109
	—	—	$550,000	$962,500
Mark T. Yung	5/14/2019—TRSAs							53,279	$2,056,037
	—	—	$1,000,000	$1,750,000

(1)
Amounts indicated represent potential incentive cash bonuses under the provisions of the Company's formula-based EIC Plan. Additional information regarding the EIC Plan is discussed in the section "Compensation Discussion and Analysis—2019 Executive Compensation Decisions". The actual payments received are based upon performance attained and are included in the "Non-Equity Incentive Plan Compensation" column in the "2019 NEO Summary Compensation Table" above.

(2)
PRSUs granted under the 2017 Stock Incentive Plan ("2017 SIP") in 2019 will vest only if performance goals with respect to certain financial metrics are met over a three-year performance period. PRSUs are granted at a target number. The number of units that will ultimately vest based on the Company's actual performance will range from zero to a maximum of either 150% (for the portion of the PRSUs that vest based on achievement of EPS growth and ROAA goals) or 200% (for the portion of the PRSUs that vest based on achievement of Relative TSR goals) of target. Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest at the end of the three-year performance period. At the time of vesting, the vested shares are entitled to receive cumulative dividends declared and paid during the three-year performance period. PRSUs accelerate vesting and vest in full with performance deemed achieved at target level with respect to all open performance periods if death occurs during the performance period, and deemed achieved at the actual performance level if death occurs after the end of the performance period and before the vesting date.

(3)
TRSAs granted in 2019 pursuant to the 2017 SIP vest in equal annual installments over 4 years. Dividends are paid on unvested TRSAs at the same rate as dividends are paid to stockholders on the Company's common stock. Restrictions on all shares of unvested TRSAs lapse, and shares accelerate vesting, upon the death of the individual.

(4)
With respect to PRSUs issued under the 2017 SIP, the grant date fair value is based on the target number of shares, which the Company currently estimates as the probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are ultimately settled will range from zero to a maximum of either 150% (for the portion of the PRSUs that vest based on achievement of EPS growth and ROAA goals) or 200% of (for the portion of the PRSUs that vest based on achievement of Relative TSR goals) of target. The grant date fair value of PRSUs that vest based on achievement of Relative TSR goals is based on a fair value of $43.68 per PRSU. The grant date fair value of PRSUs that vest based on the achievement of EPS growth and ROAA goals is based on the closing price of the Company's common stock on February 6, 2019, or $39.43.

 Outstanding Equity Awards at December 31, 2019

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	83,238	$3,185,518	89,085	$3,409,283
Patrick J. Rusnak	33,994	$1,300,950	35,980	$1,376,955
Christopher D. Blake	19,700	$753,919	20,685	$791,615
Laird M. Boulden	34,044	$1,302,864	10,429	$399,118
Mark T. Yung	53,279	$2,038,987	—	—

(1)
Represents TRSAs that vest in equal annual installments over 4 years (3 years for Mr. Yung). Dividends are paid on unvested TRSAs at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested TRSAs lapse, and shares accelerate vesting, upon the death of the individual.

(2)
Market value is determined using the December 31, 2019 closing price of the Company's common stock of $38.27 per share.

(3)
Represents grants of PRSUs at target performance. PRSUs will vest only if performance goals with respect to certain financial metrics are met over a three-year performance period. PRSUs are granted at a target number. The number of units that will ultimately vest based on the Company's actual performance will range from zero to a maximum of either 150% (for the portion of the PRSUs that vest based on achievement of EPS growth and ROAA goals) or 200% (for the portion of the PRSUs that vest based on achievement of Relative TSR goals) of target. Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest at the end of the three-year performance period. At the time of vesting, the vested shares are entitled to receive cumulative dividends declared and paid during the three-year performance period. PRSUs accelerate vesting and vest in full with performance deemed achieved at target level with respect to all open performance periods if death occurs during the performance period, and deemed achieved at the actual performance level if death occurs after the end of the performance period and before the vesting date.

2019 Stock Vested Table

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	66,685	$2,650,065
Patrick J. Rusnak	40,247	$1,585,997
Christopher D. Blake	14,655	$582,180
Laird M. Boulden	15,841	$599,107
Mark T. Yung	—	—

(1)
Value is determined using the closing market price of the Company's common stock on the vesting date.

For more information, see "Compensation Discussion and Analysis—2019 Executive Compensation Decisions" beginning on page 38.

Potential Payments on Termination and Change in Control

  Change in Control for the Severance Pay Plan

The Company has a Severance Pay Plan in which the NEOs participate. The Severance Pay Plan is a "double trigger" plan that provides severance to participants on a termination of employment by a participant for Good Reason (defined below) or by the Company other than for Just Cause (defined below) on or within two years of a Change in Control (defined below). Under those circumstances, each NEO is entitled to: (i) his or her accrued base salary and benefits through termination, (ii) the pro rata target annual incentive for the year in which the termination occurs, (iii) a designated multiple (three times for Mr. Wagner and two times for the other NEOs) of the NEO's annual compensation (annual base salary plus annual target incentive, automobile allowance and club dues) and (iv) continued medical, dental and vision coverage for the NEO and his or her dependents for the number of years corresponding to the severance multiple, unless other coverage is obtained.

The Severance Pay Plan prohibits excise tax gross-up payments and provides that payments made in connection with the plan will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Code. In consideration for the severance, a participant will be subject to a customer and employee non-solicitation covenant following any termination of his or her employment. The Severance Pay Plan is administered by the Company's CNG Committee.

The relevant definitions under the Severance Pay Plan are summarized as follows:

  •
  "Change in Control" means: (i) a change in the majority control of the Company; (ii) a change in the majority (two-thirds under the Plan) control of the Company's board of directors; or (iii) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Plan) of the board of directors of the resulting company.

  •
  "Good Reason" means: (i) the executive is assigned duties inconsistent with his position and present responsibilities; (ii) the executive's base salary is reduced or benefits are significantly reduced; (iii) the executive is terminated other than for Just Cause (see below); or (iv) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Just Cause" refers to: (i) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (ii) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

In addition, all unvested TRSA and PRSU awards are subject to "double-trigger", accelerated vesting upon the occurrence of a "change-in-control" and the NEO's termination of employment by the Company without "Just Cause" or by the NEO for "Good Reason", in each case, on or before the second anniversary of the change in control. In the TRSA and PRSU award agreements, "change-in-control" generally means: (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the incumbent board members cease to constitute at least two-thirds of the Company's Board; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, if the Company's stockholders do not hold at least 70% of the combined voting power of the resulting company of the individuals who were members of the Company's incumbent Board do not constitute at least two-thirds of the Board of the resulting Company; (iv) the sale of all or substantially all of the assets of the Company; or (v) the acquisition by another person of stock representing more than 50% of the Company's then outstanding voting power.

In February 2020, the Board terminated the Severance Pay Plan and approved for adoption the Company's Change in Control Severance Plan (the "New CIC Plan"). The New CIC Plan specifically designates participants and provides for a cash severance amount equal to the product of the participant's severance multiple and the sum of (i) the participant's base salary and (ii) the greater of the participant's target bonus or the average of the bonuses actually paid in respect of the participant's prior three years. In consideration for the severance, a participant will be subject to a customer and employee non-solicitation covenant following any termination of his or her employment. The New CIC Plan also contains a "net better" cutback that provides for a cutback to the extent necessary to avoid imposition of the 280g excise tax only if doing so would put the participant in a better after-tax position than paying the excise tax. The New CIC Plan "change in control" definition is now modified to be substantially the same as the Company's Stock Incentive Plan. The New CIC Plan also contains new "cause" and "good reason" definitions.

The following table sets forth the potential payments that may be made to the NEOs upon a termination in connection with a Change in Control or otherwise. Except as described pursuant to the Severance Pay Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a qualifying termination on or within two years of a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2019 and assume a qualifying termination on December 31, 2019.

2019 NEO CHANGE IN CONTROL TABLE

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(1)	Continuation of Medical/ Welfare Benefits ($)(2)	Other Amounts ($)(3)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(4)	$346,154	—	—	—	—	$346,154
Termination without Cause or for Good Reason after Change in Control(5)(6)	$3,000,000	$4,500,000	$6,128,084	$33,246	$109,095	$13,770,425
Disability(7)	—	—	—	—	—	—
Death(7)	—	—	$6,594,801	—	—	$6,594,801
Patrick J. Rusnak
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(4)	$207,692	—	—	—	—	$207,692
Termination without Cause or for Good Reason after Change in Control(5)(6)	$1,200,000	$1,200,000	$2,487,894	$31,226	$73,516	$4,992,636
Disability(7)	—	—	—	—	—	—
Death(7)	—	—	$2,677,905	—	—	$2,677,905
Christopher D. Blake
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(4)	$181,731	—	—	—	—	$181,731
Termination without Cause or for Good Reason after Change in Control(5)(6)	$1,050,000	$1,050,000	$1,445,221	$31,226	$88,544	$3,664,991
Disability(7)	—	—	—	—	—	—
Death(7)	—	—	$1,545,534	—	—	$1,545,534
Laird M. Boulden
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(4)	$190,385	—	—	—	—	$190,385
Termination without Cause or for Good Reason after Change in Control(5)(6)	$1,100,000	$1,100,000	$1,709,814	$20,010	$28,266	$3,958,090
Disability(7)	—	—	—	—	—	—
Death(7)	—	—	$1,701,982	—	—	$1,701,982
Mark T. Yung
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(4)	$276,923	—	—	—	—	$276,923
Termination without Cause or for Good Reason after Change in Control(5)(6)	$1,600,000	$2,000,000	$2,038,987	—	$45,868	$5,684,855
Disability(7)	—	—	—	—	—	—
Death(7)	—	—	$2,038,987	—	—	$2,038,987

(1)
The amounts in this column include the value of unvested equity awards that would accelerate upon the occurrence of a vesting event (as defined in the Severance Pay Plan) as of December 31, 2019, calculated by multiplying the number of accelerated shares by the closing price of the Company's common stock on December 31, 2019.

  Upon a Change in Control defined above, each PRSU will: (i) be deemed earned at the target level with respect to all open performance periods if the Change in Control occurs within six months after the grant date, and (ii) be deemed earned at the actual performance level as of the date of the Change in Control if a change in control occurs more than six months after the grant date. In both cases, the PRSU will not be subject to any further performance conditions (and the number of PRSUs earned will be treated as the number of units that are outstanding, including for purposes of a subsequent vesting event), but will be subject to time-based service vesting following the Change in Control in accordance with the original performance period.

  PRSUs and TRSAs accelerate vesting and vest in full with PRSUs performance deemed achieved (i) at target level with respect to all open performance periods if death occurs during the performance period, and (ii) at the actual performance level if death occurs after the end of the performance period but before the vesting date.

(2)
Represents reimbursement for COBRA payments based on the NEO's premiums for health and dental insurance at December 31, 2019 multiplied by the NEO's severance multiple.

(3)
Other amounts include three times, in the case of Mr. Wagner, and two times, in the case of the other NEOs, the sum of (i) an automobile allowance of $12,000, as applicable, (ii) the cost of life, long-term care and disability insurance premiums paid by the Company, and (iii) club dues.

(4)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. In addition, eligible employees are entitled to an annual incentive prorated from the beginning of the calendar year to the date of separation. The amounts included in the table reflect 18 weeks of base salary for each NEO and do not include prorated bonuses because the involuntary termination is assumed to take place at the end of the year, and the NEO would already be entitled to the full bonus for 2019.

(5)
Assumes an effective date of a change in control and a qualifying termination of employment as of December 31, 2019. In addition to the payments provided in this row, in the event the NEO is terminated within 24 months following a change in control either: (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and annual incentive, which are earned through the date of termination.

(6)
The Severance Pay Plan is a "double trigger" program, meaning payments are made only if the NEO experiences a qualifying termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Pay Plan. In the event the named executive is terminated within two years after a change in control either: (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award.

  For a termination at December 31, 2019:

  •
  Mr. Wagner had a base salary of $1,000,000 and an EIC Plan target of 150% of his base salary, or $1,500,000;

  •
  Mr. Rusnak had a base salary of $600,000 and an EIC Plan target of 100% of his base salary, or $600,000;

  •
  Mr. Blake had a base salary of $525,000, and an EIC Plan target of 100% of his base salary, or $525,000;

  •
  If Mr. Yung had been a 2019 EIC Plan participant, he would have been eligible to receive 125% of his $800,000 base salary, or $1,000,000;

  •
  Mr. Boulden had a base salary of $550,000 and an EIC Plan target of 100% of his base salary, or $550,000.

  See "Compensation Discussion and Analysis—2019 Executive Compensation Decisions" beginning on page 38 of this Proxy Statement for more information regarding the award opportunities under the EIC Plan during 2019.

(7)
A termination of employment due to death or disability does not entitle the NEOs to any payments or benefits that are not available to salaried employees generally. However, unvested TRSAs vest upon death. Unvested PRSUs vest at target levels upon death during the performance period.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs.

Our stockholders approved our 2019 "say-on-pay" vote as a result of our corporate governance program and its alignment with our executive compensation. Our executive compensation corporate governance program includes:

  •
  Maintaining our proactive stockholder outreach;

  •
  Aligning Company performance with stockholder interests for long-term stockholder value creation;

  •
  Enhancing our proxy compensation disclosure;

  •
  Adding cybersecurity disclosure;

  •
  Adding a social responsibility section to the Proxy;

  •
  Adding a director skill matrix that highlights our directors' proficiencies;

  •
  Clawback of incentive compensation for executives; and

  •
  Double trigger equity awards in the event of a change of control.

Over the past several years, we continued to enhance our compensation programs as a result of continued stockholder engagement, including this proposal, commonly known as a "say-on-pay" proposal, that gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy and objectives with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

As an advisory vote, this proposal is not binding upon the Board or the Company. The CNG Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. The Board believes that the compensation of the Company's NEOs is appropriate and should be approved on an advisory basis by the Company's stockholders as more particularly outlined in "Compensation Discussion and Analysis" beginning on page 32.

The PacWest Board of Directors recommends a vote "FOR" approval of the compensation paid to the Company's NEOs as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

CEO Pay Ratio

The Company believes executive pay should be aligned with our employees to create stockholder value. Annually, the CNG Committee reviews the amounts paid to our CEO as compared to amounts paid to all employees.

Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Wagner, and the ratio of those two amounts:

  •
  The 2019 annual total compensation of the median employee of the Company (other than our CEO) was $85,821;

  •
  The 2019 annual total compensation of Mr. Wagner was $7,061,107; and

  •
  For 2019, the ratio of the annual total compensation of Mr. Wagner to the median annual total compensation of all our employees was 82.

Our CEO-to-median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K promulgated by the SEC. The rules for determining the pay ratio based on the median employee's annual total compensation allow companies to utilize different methodologies that reflect their employment and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio. To determine the median employee, we used the following methodology:

  •
  Examined actual 2019 earnings from payroll records;

  •
  Excluded employees who separated in 2019 such that only active employees at December 31, 2019 were considered;

  •
  Excluded the CEO and employees with no 2019 regular earnings (i.e., former employees receiving deferred compensation payments); and

  •
  With respect to employees hired in 2019, we annualized regular pay to equal a twelve-month period as follows: (i) annualized regular pay, plus (ii) actual stock compensation, plus (iii) actual bonus.

The results were sorted from lowest total compensation to highest total compensation to determine the median employee. After identifying the median employee, the Company calculated the 2019 annual total compensation for both our median employee and our CEO using the same methodology that the Company used to calculate the CEO's annual total compensation for the "2019 NEO Summary Compensation Table" in this Proxy Statement and as further described below as applicable:

  •
  Stock compensation equals: (i) with respect to TRSAs, the Company's closing price on the grant date of the Company's common stock underlying such awards granted in 2019 and (ii) with respect to PRSUs, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the target level of payout;

  •
  Cash bonus equals 2019 bonus paid in the first quarter of 2020; and

  •
  Total compensation includes other compensation items such as dividends on unvested TRSAs and perquisites.

The CEO's total compensation is divided by the median employee's total compensation to determine the CEO pay ratio.

AUDIT MATTERS
In this section, you will find:
• Audit Committee Report • Independent Auditor Fees • Pre-Approval Policies and Procedures

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in oversight of: (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the performance of the independent auditors and the Company's internal audit function and (v) in conjunction with the Risk Committee, the Company's risk management functions. The Audit Committee also assists in deciding whether to appoint, retain or terminate the Company's independent auditors and pre-approves all audit, audit-related and other services, if any, to be provided by the independent auditors.

Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the effectiveness of internal control over financial reporting, the Company's accounting and financial reporting principles and policies and internal controls and the procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for performing an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and annually reporting on the effectiveness of the Company's internal control over financial reporting and other procedures.

During 2019, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2019 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by applicable requirements of PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee as well as by SEC regulations.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors' communications with the Audit Committee. The Audit Committee also discussed auditor independence with the independent auditors.

Based upon the reports and discussions described above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2019 be included in its Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Susan E. Lester, Chairperson Paul R. Burke Craig A. Carlson C. William Hosler Roger H. Molvar

Independent Auditor

The Audit Committee reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

The following is a description of fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2019 and 2018 as well as fees billed for other services rendered by KPMG LLP.

  Audit Fees

Audit fees include fees for the annual audit of the Company's financial statements included in the Annual Report, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC and the issuance of consents and comfort letters. The aggregate audit fees earned by KPMG LLP for the years ended December 31, 2019 and 2018 totaled $3,110,072 and $3,103,450, respectively.

  Audit-Related Fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit. No audit-related fees were billed to the Company by KPMG LLP for the years ended December 31, 2019 and 2018.

  Tax Fees

Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2019 and 2018 totaled $961,167 and $1,622,999, respectively. Of the 2019 and 2018 tax fees, tax compliance and preparation fees totaled $773,870 and $790,943, respectively.

  All Other Fees

No other fees were billed to the Company by KPMG LLP for the years ended December 31, 2019 and 2018.

  Pre-Approval Policies and Procedures

The Audit Committee adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax and all other services performed by the independent auditors. During 2019, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed by KPMG LLP on behalf of the Company. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining the independence of KPMG LLP.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Company's Audit Committee appointed the firm of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2020 and is submitting its selection for ratification by our stockholders. KPMG LLP has served as the independent auditors for the Company or its predecessors since 1982. Subject to the matters discussed under the section entitled "Audit Committee Report", the Audit Committee carefully considered the firm's qualifications as independent auditors for the Company, including a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under the section entitled "Audit Committee Report", including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2019 are described under the section titled "Independent Auditor Fees" above.

The Company's organizational documents do not require that stockholders ratify the appointment of KPMG LLP as independent auditors. The Company is seeking stockholder approval because the Board believes it is a matter of good corporate governance practice. If the stockholders do not ratify the appointment of KPMG LLP, then the Audit Committee may consider the appointment of other independent auditors, but is not required to do so. The Audit Committee retains the power to replace the independent auditors if the Audit Committee determines that the best interests of the Company warrant a change.

The PacWest Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2020.

OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth the beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the dates set forth in the footnotes below. Based on the public filings that beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, other than as otherwise set forth below, there are no beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the dates set forth in the footnotes below.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	16,147,571	13.86%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	12,326,999	10.58%

(1)
Based on 116,479,832 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,436,957 shares of unvested TRSAs. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G/A filed February 4, 2020, by BlackRock, Inc. (the "BlackRock 13G/A"). According to the BlackRock 13G/A, BlackRock, Inc. is the beneficial owner of 16,147,871 shares of Company common stock with sole disposition power over all such shares and sole voting power over 15,076,997 of such shares.

(3)
Based on a Schedule 13G/A filed February 12, 2020, by The Vanguard Group (the "Vanguard 13G/A"). According to the Vanguard 13G/A, The Vanguard Group is the beneficial owner of 12,326,999 shares of Company common stock with sole disposition power over 12,259,016 of such shares and sole voting power over 62,688 of such shares.

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of the Record Date by: (1) each director; (2) each individual named in the "2019 NEO Summary Compensation Table" on page 49; and (3) our current directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name	Number of Shares Owned		Percent of Class
Directors and Director Nominees Who Are Not Named Executive Officers:
John M. Eggemeyer, III	218,891		*
James J. Pieczynski	175,618	(2)	*
C. William Hosler	47,101		*
Paul R. Burke	37,343	(3)	*
Arnold W. Messer	36,025		*
Robert A. Stine	31,635	(4)	*
Daniel B. Platt	28,095	(5)	*
Susan E. Lester	27,056		*
Robert H. Molvar	19,648		*
Craig A. Carlson	12,951		*
Tanya M. Acker	5,410		*
Named Executive Officers:
Matthew P. Wagner Chief Executive Officer and President of the Company and the Bank, Current Director and Director Nominee	603,869	(6)	*
Patrick J. Rusnak Executive Vice President and Chief Financial Officer of the Company and the Bank	81,562	(7)	*
Christopher D. Blake Executive Vice President, President and Chief Executive Officer of the Community Banking Group of the Company and the Bank	53,914	(8)	*
Laird M. Boulden Executive Vice President, Vice Chairman of the Bank	41,110	(9)	*
Mark T. Yung Executive Vice President and Chief Operating Officer of the Company and the Bank, Current Director and Director Nominee	11,249	(10)	*
All Directors and Executive Officers as a group (22 persons)	1,622,920		1.39%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 of the Exchange Act. See footnote (1) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the March 16, 2020 Record Date. This would include any restricted stock which vests within 60 days of the Record Date. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated. For purposes of this table, "percent of class" is based on 116,479,832 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,436,957 shares of unvested TRSAs. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The amounts in the table are as of the Record Date.

(2)
Mr. Pieczynski has shared voting and investment power with respect to 153,978 shares that are held in a trust of which he is co-trustee. Mr. Pieczynski's beneficial ownership amount does not include: (i) 17,386 shares of unvested PRSUs and (ii) 13,667 shares of unvested TRSAs.

(3)
Mr. Burke has shared voting and investment power with respect to 1,500 shares that are held in trust of which he is a co-trustee.

(4)
Mr. Stine has shared voting and investment power with respect to 31,635 shares that are held in a trust of which he is co-trustee.

(5)
Mr. Platt has shared voting and investment power with respect to 23,215 shares that are held in a trust of which he is co-trustee.

(6)
Mr. Wagner's beneficial ownership amount does not include: (i) 105,467 shares of unvested PRSUs; (ii) 91,076 shares of unvested TRSAs; and (iii) 17,003 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(7)
Mr. Rusnak's beneficial ownership amount does not include: (i) 42,360 shares of unvested PRSUs and (ii) 36,565 shares of unvested TRSAs.

(8)
Mr.Blake has shared voting and investment power with respect to 30,813 shares that are held in a trust of which he is co-trustee and 222 shares held jointly with his spouse. Mr.Blake's beneficial ownership amount does not include: (i) 26,494 shares of unvested PRSUs and (ii) 22,888 shares of unvested TRSAs.

(9)
Mr. Boulden's beneficial ownership amount does not include: (i) 10,429 shares of unvested PRSUs and (ii) 31,355 shares of unvested TRSAs.

(10)
Mr. Yung has shared voting and investment power with respect to 8,970 shares that are held in trust of which he is co-trustee. Mr. Yung's beneficial ownership amount does not include: (i) 22,346 shares of unvested PRSUs and (ii) 75,455 shares of unvested TRSAs.

EXECUTIVE OFFICERS

The following table sets forth each executive officer of the Company, his or her age as of the Record Date, current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year Assumed Current Position	Year Hired by the Company(1)
Christopher D. Blake	60	Executive Vice President, President and Chief Executive Officer, Community Banking Group of the Company and Pacific Western Bank	2018	1994
Rebecca H. Cordes	64	Executive Vice President, Human Resources of the Company and Pacific Western Bank	2018	2018
Bryan M. Corsini	58	Executive Vice President and Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank	2014	2000
Stanley R. Ivie	60	Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank	2016	2016
Kori L. Ogrosky	50	Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank	2014	2005
Bart R. Olson	52	Executive Vice President, Chief Accounting Officer of the Company and Pacific Western Bank	2017	2017
James J. Pieczynski	57	Executive Vice President, Vice Chairman and Director of the Company and Pacific Western Bank	2018	2001
Patrick J. Rusnak	56	Executive Vice President and Chief Financial Officer of the Company and Pacific Western Bank	2015	2015
Frank Tower	53	Executive Vice President and President of the Venture Banking Group of the Company and Pacific Western Bank	2015	2014
Matthew P. Wagner	63	President and Chief Executive Officer and Director of the Company and Pacific Western Bank	2000	2000
Mark T. Yung	46	Executive Vice President, Chief Operating Officer and Director of the Company and Pacific Western Bank	2019	2019

(1)
If the executive joined the Company through an acquisition or merger, the date above indicates the date of hire at the predecessor company and the years of service at the predecessor company are included in the dates above.

Christopher D. Blake.    Mr. Blake is Executive Vice President, President and Chief Executive Officer of the Community Banking group of the Company and Pacific Western Bank. Mr. Blake served as Executive Vice President, Human Resources of the Company and Pacific Western Bank from April 2014 to November 2018. Mr. Blake has served on the board of directors for California Domestic Water Company, a wholesale water distribution company since November 18, 2016 and its wholly owned subsidiary Cadway, Inc. where he serves as a member of the Human Resources, Asset Management and Audit Committees. Mr. Blake was President of the Eastern Region of Pacific Western Bank when Pacific Western National Bank was acquired by the Company on January 31, 2002 and Mr. Blake served in that position until April 2014. Mr. Blake joined Pacific Western National Bank in October 1994 and served as chief credit officer until being appointed chief operating officer in December 1999.

Rebecca H. Cordes.    Ms. Cordes has served as Executive Vice President, Human Resources of the Company and Pacific Western Bank since December 2018. Ms. Cordes held various positions at First Western Financial, Inc. including, EVP, Director of Support Services, Director of Human Capital and Senior Operations Officer for First Western Capital Management, a registered investment advisory firm from 2008 to 2018. Prior to 2008, Ms. Cordes held various positions at US Bank over a 25 year period, including SVP/Senior Managing Director Private Client Group, SVP Regional Small Business Lending Manager, District Operations Sales and Services Manager, VP Human Resources and VP Director of Internal Audit. Ms. Cordes served on the Denver Metro Chamber Leadership Foundation Board of Directors from 2003 to 2012, including as the Board Chair from 2010 to 2011. Ms. Cordes served on the Rocky Mountain Junior Achievement board of directors where she served on the finance committee and executive committee from 2004 to 2016. Ms. Cordes was appointed in 2014 to the Colorado Commission on Affordable Health Care for a three year term by Governor John Hickenlooper.

Bryan M. Corsini.    Mr. Corsini is Executive Vice President and Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank. From May 2016 to October 2019, Mr. Corsini served as a Director of Pacific Western Bank. Mr. Corsini served as the Executive Vice President and Chief Administrative Officer of CapitalSource Bank from October 2011 to April 2014. Mr. Corsini previously served as President, Credit Administration of CapitalSource Bank from July 2008 to October 2011 and as Chief Credit Officer from CapitalSource Inc.'s inception in 2000 until July 2008. Mr. Corsini was an Executive Vice President with Fleet Capital Corporation, a commercial finance company from 1986 to 2000.

Stanley R. Ivie.    Mr. Ivie is Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank. Mr. Ivie serves on the board of directors of the Western Bankers Association where he serves as a member of the Federal Government Relations Committee and he is on the board of directors of the Pacific Bankers Management Institute for Pacific Coast Banking School. Mr. Ivie served as the regional director for the Federal Deposit Insurance Corporation's ("FDIC") San Francisco Region from April 2007 to March 2016. Prior to serving as the regional director for the FDIC's San Francisco Region, Mr. Ivie served as regional director for the FDIC's Dallas Region. Prior to serving as regional director in the FDIC's Dallas and San Francisco Regions, Mr. Ivie served as the deputy director for the Division of Resolutions and Receiverships (the "Division"), where he directed field operations nationwide for the Division. Mr. Ivie also served in an interim capacity as director of the Office of Public Affairs in Washington, D.C. Mr. Ivie previously served in various capacities in Washington, D.C., including assistant director and senior congressional liaison for the Division.

Kori L. Ogrosky.    Ms. Ogrosky is Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank. Ms. Ogrosky was senior vice president and general counsel of CapitalSource Inc. from January 2012 to April 2014. Ms. Ogrosky served in various roles in CapitalSource's legal department since 2005. Ms. Ogrosky was an associate at White & Case LLP from November 1999 to November 2004, where she focused on corporate and securities laws, corporate finance and governance matters.

Bart R. Olson.    Mr. Olson is Executive Vice President, Chief Accounting Officer of the Company and Pacific Western Bank. Prior to joining the Bank, Mr. Olson served as a managing director in the chief financial officer division of Credit Suisse Group where he was the Global Head of Liquidity Measurement and Reporting from March 2014 to February 2017 and served as the Deputy Controller Americas Region from May 2013 to March

2014. Mr. Olson spent twenty three years in public accounting, including fifteen years with KPMG LLP from 1998 to 2013, nine of which were as an audit partner. Mr. Olson is a licensed certified public accountant in California.

James J. Pieczynski.    Mr. Pieczynski is a Director of PacWest Bancorp and Pacific Western Bank and is a member of each of their ALM and Risk Committees. Mr. Pieczynski is Executive Vice President, Vice Chairman of the Company and the Bank since June 2018. Mr. Pieczynski was Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank from April 2014 to June 2018. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as chief executive officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as president of CapitalSource Bank from January 2012 to April 2014 and he was a member of the board of directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski also serves on the board of directors, chairs the Nominating and Corporate Governance Committee and is a member of the Audit and Compensation Committees of LTC Properties, Inc., a self-administered real estate investment trust. Mr. Pieczynski also serves as a director for the Conejo Teen Organization, Inc. and Sherwood Cares, both of which are nonprofit organizations.

Patrick J. Rusnak.    Mr. Rusnak is Executive Vice President and Chief Financial Officer of the Company and Pacific Western Bank. From May 2016 to October 2019, Mr. Rusnak served as a Director of Pacific Western Bank. Mr. Rusnak served as Chief Financial Officer for Sterling Financial Corporation from January 2011 to April 2014.

Frank Tower.    Mr. Tower is Executive Vice President and President of the Venture Banking group of the Company and Pacific Western Bank where he leads the technology, life sciences and venture capital practices across the country. Mr. Tower served as executive vice president at Square 1 Bank from January 2014 until October 2016. Previous experience also includes roles as senior vice president and senior credit officer during his 10 year tenure at Silicon Valley Bank. Mr. Tower is a founding general partner of Gold Hill Capital Management, LLC, an independent venture debt firm and he has over 20 years of experience financing high growth, venture backed technology and life science companies.

Matthew P. Wagner.    Mr. Wagner is a Director of PacWest Bancorp and Chairman of the Board of Pacific Western Bank and is a member of each of their respective ALM, Risk and Executive Committees. Since 2000, Mr. Wagner has been the President and CEO of PacWest Bancorp and Pacific Western Bank.

Mark T. Yung.    Mr. Yung is a Director of PacWest Bancorp and Pacific Western Bank and is a member of their respective Risk Committees. From 2018 to 2019, Mr. Yung served on the Company's Audit Committee. Mr. Yung is also Executive Vice President, Chief Operating Officer of the Company and the Bank. Since April 2019, Mr. Yung has served as director of Presbia PLC, an ophthalmic device company. Mr. Yung is executive chairman of the board of directors of Environmental Solutions Worldwide, Inc., a clean technology company focused on the reduction of diesel emissions. Prior to joining the Company, Mr. Yung was co-founder and managing principal of OCV Management, LLC, an investor, owner and operator of technology and life science companies based in Los Angeles. Mr. Yung served as managing director of Orchard Capital Corp. ("Orchard Capital"), a firm he joined in 2006. Mr. Yung served in various senior capacities including, among others, as chairman and chief executive officer of Presbia PLC, chief financial officer and director of Polymer Plainfield Holdings, Inc., an OEM automotive supplier with operations in the United States, Canada, Mexico and the Caribbean, chairman of the board of Vantage Surgical Systems, Inc., director of Red Carpet Cinema Corporation and as a director and/or officer of Coreolis Holdings and Tradewinds Holdings. Prior to joining Orchard Capital, Mr. Yung served as a senior vice president in the Corporate Strategy and Merger and Acquisitions groups of Citigroup in New York and ABN AMRO in Amsterdam, Netherlands. Prior to his corporate strategy roles, Mr. Yung served as an investment professional at JPMorgan Partners ("JPMP"). At JPMP, Mr. Yung focused on venture capital, growth equity and buyout transactions in Latin America and served as a board member for various emerging companies in the region. Mr. Yung began his career in 1996 at Chase Securities, Inc., focusing on leveraged finance for cross border buyouts and privatizations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2019.

ANNUAL MEETING INFORMATION
In this section, you will find:
• Householding of Proxy Materials • Other Business • Communications with the Board of Directors

"HOUSEHOLDING" OF PROXY MATERIALS

The SEC approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household in which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as "householding", reduces the volume of duplicate information stockholders receive and reduces Company mailing and printing expenses.

In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless a stockholder at that address requests that multiple sets of documents be sent. If a stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent, EQ Shareowner Services, at (800) 468-9716 or by mail at P.O. Box 64874, St. Paul, Minnesota 55164-0874. Stockholders who are record holders and share an address and that would like to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting EQ Shareowner Services at the address set forth above.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters and discretionary authority to do so is included in the proxy.

Stockholder Proposals

Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's Proxy Statement for the 2021 Annual Meeting, a stockholder proposal must be submitted in writing to the Company's Corporate Secretary no later than December 3, 2020 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

  •
  The stockholder's name, address and beneficial ownership of shares of the Company;

  •
  The text of the proposal to be presented;

  •
  A brief written statement of the reasons why such stockholder favors the proposal; and

  •
  Any material interest of such stockholder in the proposal.

Assuming the Company holds the 2021 Annual Meeting on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2021 Annual Meeting but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 12, 2021 and no later than February 11, 2021.

Director Nominations

Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class, United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

Director nominations proposed by stockholders to be made at the 2021 Annual Meeting must be received by our Corporate Secretary no earlier than January 12, 2021 and no later than February 11, 2021.

Pursuant to the Company's Amended and Restated Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address and beneficial ownership of shares of the Company;

  •
  The name, age, business address, residential address and principal occupation or employment of the person to be nominated;

  •
  The nominee's signed consent to serve as a director of the Company, if elected;

  •
  The number of shares of the Company's stock beneficially owned by the nominee;

  •
  A description of all arrangements and understandings between the stockholder and the nominee pursuant to which the nomination is to be made; and

  •
  Such other information concerning the director nominee as would be required in a proxy statement soliciting proxies for the election of the director nominee under the rules of the SEC.

A copy of the Company's Amended and Restated Bylaws specifying the requirements will be furnished to any stockholder upon written request to the Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints to the Audit Committee concerning accounting, internal controls or auditing matters, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. The Board has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company's General Counsel and/or other members of the Company's management and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an internet-based tool or via a toll-free "hot-line" available to employees for purposes of reporting alleged or suspected wrongdoing.

INCORPORATION BY REFERENCE

The sections in this Proxy Statement entitled "Compensation Committee Report" and "Audit Committee Report" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates any such reports by reference therein.

By Order of the Board of Directors,

Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary
Dated: March 27, 2020

PACWEST BANCORP 130 S. State College Blvd. Brea, CA 92821

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/11/2020 for shares held directly and by 11:59 P.M. ET on 05/07/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/11/2020 for shares held directly and by 11:59 P.M. ET on 05/07/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain

1A Tanya M. Acker	☐	☐	☐		For	Against	Abstain

1B Paul R. Burke	☐	☐	☐	1L Matthew P. Wagner	☐	☐	☐

1C Craig A. Carlson	☐	☐	☐	1M Mark T. Yung	☐	☐	☐

1D John M. Eggemeyer, III	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3:

1E C. William Hosler	☐	☐	☐		For	Against	Abstain

1F Susan E. Lester	☐	☐	☐	2 Advisory Vote on Executive Compensation. To approve, on an advisory basis (non-binding), the compensation of the Company’s named executive officers;	☐	☐	☐

1G Arnold W. Messer	☐	☐	☐

1H Roger H. Molvar	☐	☐	☐
				3 Ratification of the Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020;	☐	☐	☐

1I James J. Pieczynski	☐	☐	☐

1J Daniel B. Platt	☐	☐	☐

NOTE: Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this notice, the Board of Directors know of no other matters that may be brought before stockholders at the Annual Meeting.

1K Robert A. Stine	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

0000450203_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

PACWEST BANCORP
Annual Meeting of Stockholders
May 12, 2020 1:30 PM PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew P. Wagner, Patrick J. Rusnak, Kori L. Ogrosky and Mark T. Yung, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PDT on May 12, 2020, at the Waldorf Astoria Beverly Hills, 9850 Wilshire Boulevard, Astor Salon 3 Meeting Room, Beverly Hills, California, 90210 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.

Continued and to be signed on reverse side

0000450203_2 R1.0.1.18